Exhibit 10.1

CONVERTIBLE SENIOR SUBORDINATED
PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT

Dated as of April 18, 2001

BY AND BETWEEN

ELECTRIC CITY CORP.

and

NEWCOURT CAPITAL USA, INC.

             This CONVERTIBLE SENIOR SUBORDINATED PROMISSORY NOTE PURCHASE AGREEMENT is made as of April 18, 2001 by and between Electric City Corp., a Delaware corporation (the “Company”), and Newcourt Capital USA, Inc., a Delaware corporation (“Lender”).

WITNESSETH

             WHEREAS, Lender intends to loan to the Company up to $2,000,000 aggregate principal amount;

             WHEREAS, the parties intend for the Company to issue to Lender in return for such advances one or more convertible senior subordinated promissory notes in the form attached hereto as Exhibit “A” (individually, as amended from time to time, a “Note” and collectively, the “Notes” and a warrant in the form attached hereto as Exhibit “B” (as amended from time to time, the “Bridge Warrant”); and

             WHEREAS, the parties hereto wish to provide for the sale and issuance of the Bridge Warrant and the Notes in return for such advances, pursuant to the terms and conditions set forth in this Agreement and the exhibits and schedules attached hereto.

AGREEMENT

             NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.
DEFINITIONS

             Section 1.1   Definitions.  As used in this Agreement, and unless the context clearly requires a different meaning, the following terms have the meanings indicated:

             “Additional Loans” shall have the meaning set forth in Section 2.1 hereof.

             “Advance Date” shall have the meaning set forth in Section 2.1 hereof.

             “Affiliate” means, as applied to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means this Convertible Senior Subordinated Promissory Note Purchase Agreement, together with all exhibits and schedules hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof from time to time.

“Assets” shall have the meaning set forth in Section 5.5 hereof.

             “Availability Period” shall mean the period from and after the Closing Date through the earliest to occur of (i) the closing of a Qualified Transaction and (ii) June 1, 2001.

             “Bank Credit Agreement” shall mean that certain Loan Agreement dated as of the 22nd day of March, 2001, made by and between American National Bank and Trust Company of Chicago, a national banking association, the Company and the Company’s Subsidiary, and the Loan Documents (as defined in the Bank Credit Agreement) as the same may be amended from time to time.

             “Bridge Warrant” shall have the meaning set forth in recitals hereof.

             “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

             “Closing” shall have the meaning set forth in Section 2.2 hereof.

             “Closing Date” shall have the meaning set forth in Section 2.2 hereof.

             “Code” means the Internal Revenue Code of 1986, as amended.

             “Commission” means the Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Exchange Act.

             “Commission Documents” shall have the meaning set forth in Section 5.24 hereof.

             “Common Stock” shall mean and include the Company’s authorized common stock, $.0001 par value per share.

             “Company” shall have the meaning set forth in the preamble of this Agreement.

             “Company IP” shall have the meaning set forth in Section 5.13 hereof.

             “Company Personnel” shall have the meaning set forth in Section 5.15 hereof.

             “Conversion Stock” shall have the meaning set forth in Section 6.1 hereof.

             “Customers” shall have the meaning set forth in Section 5.20 hereof.

             “Designated Senior Debt” shall mean (a) the indebtedness of the Company outstanding under the Bank Credit Agreement in an aggregate amount not to exceed $2,500,000 plus accrued interest thereon and other fees as provided for in the Bank Credit Agreement and under the Marino Term Note in an aggregate amount not to exceed $982,000; and (b) indebtedness incurred to refinance the indebtedness referred to in clause (a), up to such permitted principal amounts.

             “Employee Plans” shall have the meaning set forth in Section 5.15 hereof.

             “Environmental Condition” shall have the meaning set forth in Section 5.16 hereof.

             “Environmental Law” shall have the meaning set forth in Section 5.16 hereof.

             “ERISA” shall have the meaning set forth in Section 5.15 hereof.

             “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

             “Governmental Authority” means the government of any nation, state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

             “Great Lakes Transaction” shall have the meaning set forth in Section 3.2(i) hereof.

             “Hazardous Substances” shall have the meaning set forth in Section 5.16 hereof.

             “Initial Loan” shall have the meaning set forth in Section 2.1 hereof.

             “Interim Financial Statements” shall have the meaning set forth in Section 5.8 hereof.

             “Indemnifiable Costs and Expenses”, “Indemnifying Party” and “Indemnified Person” have the meanings assigned thereto in Section 7.1 hereof.

             “Lender” shall have the meaning set forth in the preamble hereof.

             “Litigation” shall have the meaning set forth in Section 3.1(d) hereof.

             “Loans” shall have the meaning set forth in Section 2.1 hereof.

             “Marino Term Note” shall mean that certain Subordinated Secured Term Note dated May 30, 2000 made by the Company in favor of Joseph Marino, and the General Security Agreement related thereto, made as of May 31, 2000 by the Company in favor of Joseph Marino, each as may be amended from time to time.

“Note” or “Notes” shall have the meaning set forth in the recitals hereof.

             “Notice” shall have the meaning set forth in Section 2.1 hereof.

             “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

             “Placement Agent Warrant” means the warrant to be issued by the Company to Lender as placement agent upon the closing of a Qualifying Transaction in substantially the form attached as Exhibit D to the Securities Purchase Agreement, as the same may be amended from time to time.

             “PPM” means that certain Confidential Private Placement Memorandum of the Company dated February 16, 2001, including any supplements thereto issued prior to the Closing Date.

             “Projections” shall have the meaning set forth in Section 5.23 hereof.

             “Properties” shall have the meaning set forth in Section 5.16 hereof.

             “Qualifying Transaction” means the issuance and sale by the Company, on or prior to July 16, 2001, of shares of Series A Preferred Stock for an aggregate purchase price of not less than $8 million, including the outstanding principal amount of the Notes and accrued but unpaid interest thereon, if the aggregate purchase price of all such sales of Series A Preferred Stock together with the outstanding principal amount of the Notes, and accrued but unpaid interest thereon, would equal or exceed $8 million.

             “Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into by and between the Company and Lender at the Closing, in the form attached hereto as Exhibit “C”, as amended from time to time.

             “Release” shall have the meaning set forth in Section 5.16 hereof.

             “Securities Act” means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect from time to time.

             “Securities Purchase Agreement” shall mean the securities purchase agreement in substantially the form attached hereto as Exhibit “D”, together with the exhibits thereto, to be entered into by the Company and the initial purchasers of Series A Preferred Stock pursuant to a private placement in which Lender serves as placement agent, as amended from time to time.

             “Series A Preferred Stock” means shares of a new series of preferred stock that may be sold by the Company from time to time with the terms set forth in a Certificate of Designations of Series A Preferred Stock of the Company, in substantially the form attached hereto as Exhibit “A” to the Securities Purchase Agreement, to be filed at or prior to the time that such shares are sold.

             “Subordinated Obligations” shall have the meaning set forth in Section 8.1 hereof.

             “Subsidiary” of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled, directly or indirectly, by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.  Unless the context otherwise clearly requires, references herein to the “Subsidiary” refers to Switchboard Apparatus, Inc., the sole Subsidiary of the Company (prior to the consummation of the Great Lakes Transaction).

             “Taxes” means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, business and occupation, disability, employment, payroll, license, estimated, or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties on or additions to any such taxes (and, in the case of the Company and its Subsidiary, Taxes for which the Company or its Subsidiary may be liable in its own right, or as the transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture, or other entity, or under Treasury Regulation Section 1.1502–6 or any similar provision of state or local law).

             “Tax Return” means a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined, unitary, group or consolidated returns for any group of entities that includes the Company or its Subsidiary.

             “Transaction Documents” means each of this Agreement, the Note, the Bridge Warrant and the Registration Rights Agreement, each dated as of the date hereof, and all exhibits and schedules attached thereto.

             “Union Plan” means the defined contribution plan described on Schedule 5.15(g) hereof.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.  The use of the word “including” herein shall be interpreted to mean “including, without limitation,” unless the context clearly requires another interpretation.

ARTICLE II.
LENDER COMMITMENT AND LOANS

             Section 2.1       Lender Commitment; Purchase and Sale of Notes.  The aggregate principal amount of Loans to be made by Lender under this Agreement shall not exceed $2,000,000 (Two Million U.S. Dollars) (such amount being hereinafter referred to as the “Commitment”). Subject to the terms and conditions set forth herein and in the Notes, Lender agrees to make a Loan to the Company on the Closing Date by purchasing a Note in the principal amount of $1,000,000 (One Million U.S. Dollars) (the “Initial Loan”).  Subject to the terms and conditions set forth herein and in the Notes, Lender further agrees to make one or more additional Loans to the Company by purchasing one or more Notes, each in the principal amount of not less than $500,000 (Five Hundred Thousand U.S. Dollars), which together with the Initial Loan shall in no event exceed in the aggregate the amount of the Commitment, (each, an “Additional Loan” and together with the Initial Loan, the “Loans”) from time to time during the Availability Period.  Each Additional Loan to be made by Lender shall be upon notice given by the Company to Lender (the “Notice”) no later than three (3) Business Days prior to the date on which the Company desires to receive the proceeds of such Additional Loan (the “Advance Date”), which Notice shall specify (i) the amount to be advanced by Lender on such Advance Date, (ii) the amount of the remaining available Commitment after giving effect to the Loan to be advanced on the Advance Date, and (iii) the wire transfer instructions for the account into which such Additional Loan is to be made.  On the Closing Date, and on each subsequent Advance Date, Lender shall make its Loan by wire transfer of immediately available funds to the account specified in the Notice, against the issuance and delivery to Lender by the Company of a duly executed Note in the principal amount of such Loan, together with such other certificates and documents as may be required under this Agreement or the Notes.

             Section 2.2       Closing.  The purchase of the Note pursuant to the Initial Loan will take place at a closing (the “Closing”) to be held at the offices of Lender, 1211 Avenue of the Americas, 22nd Floor, New York, NY 10036 not later than five (5) Business Days after the date on which the conditions set forth in Article III are satisfied or waived or such later date as the Company and Lender may mutually agree in writing (the “Closing Date”).

             Section 2.3       Termination and Reduction of Commitment.  Unless previously terminated pursuant to this Agreement, the Commitment shall terminate on the last day of the Availability Period.  The principal amounts of any Loans that are prepaid or repaid under the Notes may not be reborrowed, and the Commitment in respect thereto shall be deemed utilized.  Any termination or reduction of the Commitment shall be permanent.

             Section 2.4       Repayment of Loans.  The Company hereby irrevocably and unconditionally promises to pay to Lender the total outstanding principal amount of all Loans, with accrued but unpaid interest thereon, subject to any prepayments of principal and interest pursuant to the terms of the Notes and to acceleration thereunder, in one (1) installment on the Maturity Date (as defined in the Notes).

             Section 2.5       Surrender of Bridge Warrant.  Upon Lender’s receipt of the Placement Agent Warrant, on terms and conditions consistent with those set forth in the warrant attached as Exhibit “D” to the Securities Purchase Agreement, at the closing of the transactions contemplated by the Securities Purchase Agreement, Lender shall surrender the Bridge Warrant to the Company for cancellation.

ARTICLE III.
CONDITIONS PRECEDENT

             Section 3.1       Lender’s Conditions to Closing.  Lender’s obligation to make the Initial Loan to the Company through the purchase of a Note under this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions:

             (a)         Receipt of Note and Other Transaction Documents.  The Company shall have executed and delivered to Lender a Note in the principal amount of the Initial Loan, the Bridge Warrant and each other Transaction Document to which the Company is a party.

             (b)        Opinion of the Company’s Counsel.  Lender shall have received from Schwartz, Cooper, Greenberger & Krauss, Chartered, special counsel to the Company in connection with this transaction, an opinion, dated the Closing Date, as to the matters set forth on Exhibit “F” attached hereto, in form and substance reasonably satisfactory to Lender and its special counsel.

             (c)         No Litigation; No Order.  No action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened, that seeks to restrain or prevent, or seeks changes in connection with, the consummation of the transactions contemplated by this Agreement or the contemplated issuance and sale of Series A Preferred Stock and no order (including, without limitation, a temporary restraining order), decree, writ, judgment or injunction shall be in effect that restrains, enjoins or prevents the consummation of the transactions contemplated by this Agreement or the contemplated issuance and sale of Series A Preferred Stock (collectively, “Litigation”).

             (d)        Proceedings.  On or prior to the Closing Date, all corporate and other proceedings required to be taken under applicable laws, rules and all regulations and all rules of the American Stock Exchange in connection with the transactions contemplated by this Agreement or any Transaction Document (except those contemplated in Section 3.2(e) and 3.2(f) hereof), if any, shall have been taken and all filings and documents incident thereto shall be reasonably satisfactory in form and substance to Lender and its special counsel, and Lender and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.  The American Stock Exchange shall have approved for listing 3.7 million shares of Common Stock issuable upon conversion of the Notes and exercise of the Bridge Warrant.

             (e)         Representations and Warranties.  The representations and warranties of the Company contained in Article V hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

             (f)         Compliance with this Agreement.  The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

             (g)        Officer’s Certificate.  Lender shall have received a certificate, dated the Closing Date and signed by the Chief Executive Officer of the Company, certifying that the conditions set forth in Sections 3.1(c), 3.1(d), 3.1(e), 3.1(f), 3.1(j), 3.1(k), 3.1(m), 3.1(n), 3.1(o), 3.1(p), 3.1(q) 3.1(r), 3.1(s), and 3.1(t) hereof have been satisfied on and as of the Closing Date.

             (h)        Secretary’s Certificate  Lender shall have received a certificate, dated the Closing Date and signed by the Secretary of the Company, attaching good standing certificates from the Secretary of State of the States of Delaware and Illinois with respect to the Company and its Subsidiary and certifying the authenticity of attached copies of (i) the Certificate of Incorporation and by-laws of the Company and the certificate of incorporation and by-laws of Subsidiary, in each case as amended and currently in effect; and (ii) resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated by this Agreement.

             (i)          Purchase Permitted by Applicable Laws; Legal Investment.  The delivery of the Notes and the consummation of the transactions contemplated by this Agreement:  (i) shall not be prohibited by any applicable law or governmental regulation; (ii) shall not subject Lender to any penalty or, in its reasonable judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation; and (iii) shall be permitted by the laws and regulations of the jurisdictions to which each party hereto is subject.

             (j)          Consents and Approvals  All consents, waivers, approvals, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement, any Transaction Document or any other document executed in connection with the consummation of the transactions contemplated by this Agreement or any Transaction Document shall have been obtained and be in full force and effect, and Lender and its special counsel shall have been furnished with appropriate evidence thereof.

             (k)         No Material Adverse Change.  Since December 31, 1999, there shall have been no material adverse change, nor shall any such change be threatened, in the assets, business, properties, operations or condition (financial or otherwise) of the Company and its Subsidiary, taken as a whole.

             (l)          Market Conditions   At any time after the date hereof and prior to the Closing Date, (i) trading in securities generally on the American Stock Exchange or any other U.S. securities exchange or Nasdaq shall not have been suspended or limited, nor shall additional material governmental restrictions, not in force on the date of this Agreement, have been imposed upon trading in securities generally or by order of the Commission or any court or other Governmental Authority, (ii) a general banking moratorium shall not have been declared by either federal or New York State authorities and (iii) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall not have occurred.

          (m)        Execution of Confidentiality Agreements By Employees.  The Company shall have obtained from all of the employees and consultants identified in Schedule 3.1(m) executed agreements in form and substance reasonably satisfactory to Lender concerning the assignment of inventions, nondisclosure of confidential information and covenants not to compete.

             (n)        Denis Enberg.  The Company shall have obtained from Denis Enberg an executed agreement, in form reasonably satisfactory to Lender and its special counsel, assigning to the Company any and all ownership of and intellectual property rights to any improvements to the EnergySaver™ system, including without limitation, the GlobalCommander system, that he may have.

(o)        Great Lakes Acquisition.  The Company and Great Lakes Controlled Energy Corporation shall have executed a letter of intent providing for the Company’s acquisition of Great Lakes Controlled Energy Corporation on terms and conditions reasonably satisfactory to Lender.

             (p)        No Default or Event of Default.  At the time of and immediately after giving effect to such Initial Loan, (i) no default or event of default shall have occurred and be continuing under this Agreement, (ii) no default or event of default under any Designated Senior Debt or under any other indebtedness of the Company with a principal amount greater than $250,000 shall have occurred and be continuing, and (iii) the Initial Loan under this Agreement shall not cause a default or event of default under any Designated Senior Debt or under any other indebtedness of the Company with a principal amount greater than $250,000.

             (q)        Payment of Legal Fees.  The Company shall have provided Lender written authorization to pay, from the proceeds of the Initial Loan, Latham & Watkins $57,000 for services rendered by Latham & Watkins in connection with (i) this Agreement and the transactions contemplated hereby and (ii) the Securities Purchase Agreement and the transactions contemplated thereby.

             (r)         Payment of Marketing and Consulting Fees.  The Company shall have provided Lender written authorization to pay, from the proceeds of the Initial Loan, $70,000 in the aggregate to Lender’s engineering and marketing consultant for services rendered by them in connection with the transactions contemplated by the Securities Purchase Agreement.

             (s)         Insurance.  The Company shall have provided evidence of insurance in types and amounts satisfactory to Lender.

             (t)         Waivers.  The Company shall have obtained the waivers set forth in Schedule 3.1.(t) regarding registration rights.

             Section 3.2       Conditions Precedent to Lender’s Obligations to Make Additional Loans.  Lender’s obligations to make each Additional Loan to the Company through the purchase of Note(s) under this Agreement are subject to the satisfaction, on or before the applicable Advance Date, of the following conditions:

             (a)         Proper Notice.  The Lender shall have received a Notice in proper form and content and all supporting documentation in accordance with Section 2.1.

             (b)        No Litigation; No Order.  No action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened, that seeks to restrain or prevent, or seeks changes in connection with, the consummation of the transactions contemplated by this Agreement or the contemplated issuance and sale of Series A Preferred Stock, and no order (including, without limitation, a temporary restraining order), decree, writ, judgment or injunction shall be in effect that restrains, enjoins or prevents the consummation of the transactions contemplated by this Agreement or the contemplated issuance and sale of Series A Preferred Stock.

             (c)         Representations and Warranties.  The representations and warranties of the Company contained in Article V hereof shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of the Advance Date.

             (d)        Compliance with this Agreement.  The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein or under any outstanding Note that are required to be performed or complied with by the Company on or before the applicable Advance Date.

             (e)         Securities Purchase Agreement. The execution, delivery and performance of the Securities Purchase Agreement and the transactions contemplated thereby, shall have been approved by the Board of Directors of the Company, and the Board of Directors of the Company shall have authorized and directed the Company’s management to obtain the required approval of the Company’s stockholders of the execution, delivery and performance of the Securities Purchase Agreement and the transactions contemplated thereby in accordance with applicable law and the rules of the American Stock Exchange.

             (f)         Approval of Charter Amendment.  The Board of Directors of the Company shall have approved a charter amendment that increases the Company’s authorized Common Stock from 60,000,000 shares to 75,000,000 shares, and the Board of Directors of the Company shall have authorized and directed the Company’s management to obtain the required approval of the Company’s stockholders of such charter amendment in accordance with applicable law and the rules of the American Stock Exchange.

             (g)        Voting Agreements.  Each of Pino, LLC and NCVC, LLC, and DYDX, LLC, shall have entered into a voting agreement with Lender, in substantially the form attached hereto as Exhibit “E.”

             (h)        No Material Adverse Change.  Since December 31, 1999, there shall have been no material adverse change, nor shall any such change be threatened, in the assets, business, properties, operations or condition (financial or otherwise) of the Company and its Subsidiary, taken as a whole.

             (i)          Great Lakes Acquisition.  The Company shall have completed the acquisition of Great Lakes Controlled Energy Corporation (the “Great Lakes Acquisition”) on terms and conditions reasonably satisfactory to Lender.

             (j)          Key Man Life Insurance.  The Company shall have obtained key man life insurance for each of John Mitola and Brian Kawamura in the amount of $5,000,000 that will be in full force and effect through December 31, 2005.

             (k)         Joseph Marino.  The Company shall have obtained from Joseph Marino an executed agreement, in form reasonably satisfactory to Lender and its special counsel, assigning to the Company any and all ownership of and intellectual property rights to any improvements to the EnergySaver™ system that he may have.

             (l)          Officer’s Certificate.  Lender shall have received a certificate, dated the applicable Advance Date and signed by the Chief Executive Officer of the Company, certifying that the conditions set forth in Sections 3.2(b)-3.2(k), 3.2(m) and 3.2(o) hereof have been satisfied on and as of the Advance Date.

             (m)        Payment of Legal Fees.  The Company shall have provided Lender written authorization to pay $50,000 in the aggregate from the proceeds of the first Additional Loan to Latham & Watkins for services rendered by Latham & Watkins in connection with the placement of Series A Preferred Stock.

             (n)        Purchase Permitted by Applicable Laws; Legal Investment.  The delivery of the Note for such Additional Loan and the consummation of the transactions contemplated by this Agreement:  (i) shall not be prohibited by any applicable law or governmental regulation; (ii) shall not subject Lender to any penalty or, in its reasonable judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation; and (iii) shall be permitted by the laws and regulations of the jurisdictions to which each party hereto is subject.

             (o)        No Default or Event of Default.  At the time of and immediately after giving effect to such Additional Loan, (i) no default or event of default shall have occurred and be continuing under this Agreement or any outstanding Note, (ii) no default or event of default under any Designated Senior Debt or under any other indebtedness of the Company with a principal amount greater than $250,000 shall have occurred and be continuing; and (iii) the Additional Loan under this Agreement shall not cause a default or event of default under any Designated Senior Debt or under any other indebtedness of the Company with a principal amount greater than $250,000.

             (p)        Market Conditions.  At any time on or after the Closing Date and prior to the Advance Date, (i) trading in securities generally on the American Stock Exchange or any other U.S. securities exchange or Nasdaq shall not have been suspended or limited, nor shall additional material governmental restrictions, not in force on the date of this Agreement, have been imposed upon trading in securities generally or by order of the Commission or any court or other Governmental Authority, (ii) a general banking moratorium shall not have been declared by either federal or New York State authorities and (iii) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall not have occurred.

             (q)        Augustine, L.P.    The Company shall have entered into an agreement with Augustine, L.P., satisfactory to Lender in its sole discretion, pursuant to which Augustine, L.P. either waives the default described in item 2 of Schedule 5.3 hereof or otherwise agrees not to seek any damages from the Company arising out of or related to such default.

ARTICLE IV.
CERTAIN COVENANTS

             For so long as the principal amount of any Loans remains outstanding and unpaid or any interest is owing to the Lender with respect to the Notes:

             Section 4.1       Incorporation of All Covenants from Bank Credit Agreement.  The Company shall, and (where contemplated by the terms of the Bank Credit Agreement) shall cause its Subsidiary to, comply with all covenants set forth in Sections 4.1-4.22 of the Bank Credit Agreement, as in effect on the date hereof and regardless of whether the Bank Credit Agreement is subsequently amended, modified, supplemented, discharged or terminated, and such covenants are incorporated by reference into this Agreement for the benefit of Lender.  Notwithstanding anything in this Section 4.1 to the contrary, the Company may issue capital stock as dividends to holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock in accordance with the terms of the Series A Convertible Preferred Stock certificate of designations and Series B Convertible Preferred Stock certificate of designations, as applicable.

             Section 4.2       Use of Proceeds.  The proceeds from the issuance and sale of the Notes will be used by the Company solely for the working capital needs of the Company and its Subsidiary.  The proceeds from the issuance and sale of the Notes will not be used to repay or prepay any Designated Senior Debt of the Company or other indebtedness of the Company, other than trade payables incurred in the ordinary course of the Company’s business and the minimum required scheduled payments to American National Bank & Trust Company of Chicago.

             Section 4.3       Certain Actions.  A copy of all information, documents and notices required to be furnished to the lender under the Bank Credit Agreement, including without limitation, pursuant to Sections 4.5, 4.7, 4.9, 4.21 and 4.22 of the Bank Credit Agreement, shall be furnished concurrently to Lender under this Agreement.  From the date hereof through the expiration of the Availability Period, the Company shall not, and shall cause its Subsidiary not to, take any action that would cause any of the representations or warranties of the Company set forth herein to become untrue or misleading.

             Section 4.4       Stockholder Approval.  The Company shall use its reasonable best efforts to obtain all required approvals by the stockholders of the Company of the charter amendment described in Section 3.2(f) hereof and the Securities Purchase Agreement and the transactions contemplated thereby, and to file the charter amendment contemplated in Section 3.2(f) hereof with the Secretary of State of the State of Delaware, in each case within 90 days of the date of this Agreement.

             Section 4.5       No Modification of Resolutions.  The Company’s Board of Directors shall not rescind or modify in any manner the resolutions adopted in accordance with Section 3.2(e) and Section 3.2(f) hereof.

             Section 4.6       Sale of Series A Preferred Stock. The Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, rules and regulations and the rules of the American Stock Exchange to consummate and make effective the transactions contemplated by the Securities Purchase Agreement as promptly as practicable.

             Section 4.7       Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest, if any, on the Loans as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement or any other Transaction Document; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power granted to the Lender herein or in any other Transaction Document, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE V.
REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE COMPANY

             The Company represents and warrants to the Lender that:

             Section 5.1       Organization; Standing and Qualification of Company and its Subsidiary; Corporate Authority.

                           (a)         Each of the Company and its Subsidiary, is a corporation duly organized and existing in good standing under the laws of the jurisdiction of its organization, and has the corporate power to own its property and to carry on its business as now being conducted, and is duly qualified and in good standing as a foreign corporation to do business in every jurisdiction where the character of the properties owned or leased by it or the nature of any business transacted by it makes such qualification necessary, except where such nonqualification or lack of good standing would not have a material adverse effect on the business of the Company and its Subsidiary, taken as a whole.  Each of the Company and its Subsidiary has delivered to the Lender true, complete and correct copies of its certificate of incorporation and its by–laws, as amended through the date hereof, which are in full force and effect on the date hereof.

                           (b)        The execution and delivery by the Company of this Agreement and the Transaction Documents, and the performance by the Company of all transactions and obligations contemplated hereby and thereby are within its corporate authority.  The execution, delivery and performance each of the Transaction Documents and each other agreement contemplated by the terms hereof and thereof have been duly authorized by all necessary corporate proceedings on the part of the Company (except for (i) the Board approvals contemplated in Sections 3.2(e) and 3.2(f) hereof, which the Company shall cause to occur on or prior to the first Advance Date, and (ii) any necessary stockholder approval referred to in Sections 3.2(e) and 3.2(f), which is subject to Section 4.4 hereof).  Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally or by equitable principles relating to enforceability.  If Lender exercises its right to convert amounts outstanding under the Notes into Series A Preferred Stock pursuant to the Notes, such Series A Preferred Stock when issued, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.  If Lender exercises its right to convert amounts outstanding under the Notes into Common Stock pursuant to the Notes, such Common Stock when issued will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.  The shares of Common Stock issuable upon exercise of the Bridge Warrant will, on or prior to the Closing Date, be duly authorized and reserved for issuance, and, when issued upon exercise of the Bridge Warrant, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

             Section 5.2       Capital Stock.

                           (a)         As of the date hereof, the Company has authorized 60,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, of which 2,000 have been designated Series B Preferred Stock.  As of the date hereof, the Company has issued 28,959,755 issued and outstanding shares of Common Stock and 2,000 shares of Series B Convertible Preferred Stock convertible into 492,611 shares of Common Stock (calculated based on a conversion price of $4.06 and subject to adjustment as provided in the Series B Preferred Stock certificate of designations).  All outstanding shares of the Common Stock and the Series B Preferred Stock have been duly authorized, validly issued and are fully paid and nonassessable and free of preemptive rights.  All outstanding shares of Common Stock and the Series B Convertible Preferred Stock were issued in compliance with all applicable federal and state securities laws.

                           (b)        Except for 200,000 shares of Common Stock the Company expects to grant in options to each of Denis Enberg and Eugene Borucki pursuant to the letter agreement regarding the acquisition of Great Lakes Controlled Energy Corporation by the Company, dated March 16, 2001, or as otherwise stated in this Section 5.2 or in Schedule 5.2, the Company has not granted or issued, or agreed to grant or issue, any options, warrants or similar rights to acquire or receive any of the authorized but unissued shares of its capital stock of any class or any securities convertible into shares of its capital stock of any class or any stock appreciation rights.  Except as set forth in Schedule 5.2(b), no adjustment to the “Conversion Price” as defined in the certificate of designations of the Series B Convertible Preferred Stock nor to the exercise price of any outstanding options or warrants of the Company will be required as a result of the transactions contemplated hereby.

                           (c)         Except as set forth in Schedule 5.2(c), no holder of shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) has any rights to purchase or receive additional or other securities upon the occurrence of an event that might dilute such holder’s percentage interest in the Company.

             Section 5.3       No Defaults. Except as set forth in Schedule 5.3, neither the Company nor its Subsidiary is in violation of, or in default under, nor has there been any waiver given with respect to, any term or provision of any charter, by–law, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ, or injunction applicable to it, such that such violations and defaults in the aggregate could reasonably be expected to result in any material adverse change in the business, assets, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiary, taken as a whole, or materially adversely affect the ability of the Company to perform in any material respect its obligations under this Agreement.

             Section 5.4       Burdensome and Conflicting Agreements and Charter Provisions.  Neither the execution or delivery of the Transaction Documents by the Company, nor fulfillment of, or compliance with, the terms and provisions of the Transaction Documents by the Company will, except as set forth in Schedule 5.4, conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any lien upon any of the properties or assets of the Company or its Subsidiary, or require any consent, approval or other action by, or notice to, or filing with, any court or administrative or governmental body or any other Person or pursuant to the certificate of incorporation or by-laws of the Company or the certificate of incorporation or by-laws of the Subsidiary, any award of any arbitrator or any material agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or its Subsidiary is subject, except for such approvals or waivers identified on Schedule 5.4, which shall have been obtained by the Closing Date.

             Section 5.5       Title to Assets, Etc.  The Company has good and marketable fee simple title to the assets reflected on the balance sheet set forth on Schedule 5.5 (the “Assets”).  Except as set forth in Schedule 5.5, none of the Assets is subject to any encumbrances, except for minor liens that in the aggregate are not substantial in amount, do not materially detract from the value of the property or assets subject thereto or interfere with the present use and have not arisen other than in the ordinary course of business. There are no pending or threatened condemnation proceedings relating to any of the facilities of the Company.  The real property improvements (including leasehold improvements) and fixtures and equipment of the Company are adequately insured and are structurally sound with no known material defects. The facilities, fixtures and equipment of the Company are in good operating condition and repair (except for ordinary wear and tear and any defect for which the cost of repairing would not be material), are sufficient for the operation of the Company’s business as presently conducted and are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational safety and health laws and regulations) relating thereto currently in effect, except where the failure to conform would not have a material adverse effect on the business or financial condition of the Company.  The Assets are valued at or below actual cost less an adequate and proper depreciation charge. The Company has not depreciated any of the Assets on an accelerated basis or in any other manner inconsistent with applicable Internal Revenue Service tax and fiscal guidelines, if any.

             Section 5.6       Leases.  Each of the Company and its Subsidiary enjoys peaceful and undisturbed possession of all leases material to it, and necessary for the operation of its properties and assets.  All such leases are valid and subsisting and are in full force and effect.

             Section 5.7       Contracts.  Except as set forth in Schedule 5.7, there is no contract, agreement or understanding required to be described in or filed as an exhibit to any Commission Documents that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be.  Except as set forth in Schedule 5.7, each such contract, agreement and understanding is valid and binding and is in full force and effect and enforceable in accordance with its terms (except enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or as may be limited by equitable principles relating to enforceability), except in the case of such contracts, agreements or understandings that are by their terms no longer in force or effect.  Except as set forth on Schedule 5.7, (i) no approval or consent of, or notice to, any Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement and the Transaction Documents, other than such notices, consents and approvals as have been obtained and (ii) except as set forth in Schedule 5.3, each of the Company and its Subsidiary is not in violation of, breach of, or default under any such contract, agreement or understanding nor is any other party to any such contract, agreement or understanding.

             Section 5.8       Financial Statements.  The Company has furnished Lender with (a) balance sheets of each of the Company and its Subsidiary as at December 31, 1999 and the related statements of income, stockholders’ equity and cash flows of the Company and its Subsidiary for the fiscal year ended December 31, 1999, all certified by BDO Seidmen LP, including in each case the related schedules and notes, (b) an unaudited balance sheet of the Company as at September 30, 2000 and statements of income, stockholders’ equity and cash flows of the Company for the period ended on such date, prepared by the Company and certified by its principal financial officer, and (c) the unaudited balance sheet of Subsidiary as at September 30, 2000 and statements of income, stockholders’ equity and cash flows of Subsidiary for the period ended on such date prepared by Subsidiary and certified by its chief financial officer (items (b) and (c) are collectively referred to as the Interim Financial Statements).

                           (a)         All such financial statements (including any related schedules and notes) have been prepared in accordance with generally accepted accounting principles consistently applied, except to the extent set forth in the notes to such financial statements and except for the absence of footnotes to the Interim Financial Statements and except that the Interim Financial Statements are subject to normal year end adjustments and to adjustments made in the course of an audit that would not in the aggregate be material, throughout the periods involved and to the extent required by such principles show all liabilities, direct and contingent, of the Company and Subsidiary required to be shown thereon in accordance with generally accepted accounting principles.  The balance sheets and the related schedules and notes fairly present the financial condition of the Company and its Subsidiary.  Except as set forth in Schedule 5.8, the Company has incurred no material liabilities since September 30, 2000, other than those incurred in the ordinary course of business.  The net income and stockholders’ equity statements and the related schedules and notes fairly present the results of the operations of the Company and its Subsidiary for the periods indicated.

                           (b)        Except for matters set forth in Schedule 5.8, there has been no material adverse change in the assets, business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiary, taken as a whole, since December 31, 1999.

             Section 5.9       Actions Pending.  There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or its Subsidiary before any court, arbitrator or administrative or governmental body that (a) seeks to enjoin or otherwise prevent the consummation of the transactions contemplated hereby or the sale or issuance of the Series A Preferred Stock or (b) materially and adversely affects, or as to which there is a reasonable possibility of an adverse decision that would materially and adversely affect, either individually or collectively, the assets, business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiary.  Neither the Company nor its Subsidiary is in violation of any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, the violation of which reasonably could be expected to, either individually or collectively, materially and adversely affect the business, property, assets, operations or condition (financial or otherwise) of the Company and its Subsidiary, taken as a whole.

             Section 5.10     Offering of Series A Preferred Stock.  Assuming that each purchaser of Series A Preferred Stock makes representations and warranties substantially similar to those of Lender set forth in Article VI hereof, the offer, sale and issuance of the Series A Preferred Stock and the issuance of the Placement Agent Warrant will be exempt from the registration requirements of the Securities Act.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Series A Preferred Stock to any Person so as to bring the offering and sale of such Series A Preferred Stock by the Company within the registration provisions of the Securities Act.  The Company will file all notices and satisfy all registration or qualification requirements of any state securities or Blue Sky law of any applicable jurisdiction with respect to the offer, issuance and sale of the Series A Preferred Stock and the issuance of the Placement Agent Warrant.

             Section 5.11     Broker’s or Finder’s Commissions.  Other than the fee payable to the Lender (which will be paid by the Company) no broker’s or finder’s or placement fee or commission will be payable with respect to the sale or the issuance of the Notes or the Common Stock issuable upon the conversion thereof or the Series A Preferred Stock as a result of any act or omission by the Company, and the Company will hold the Lender harmless from any claim, demand or liability for broker’s or finder’s or placement fees or commissions alleged to have been incurred in connection with the sale or the issuance of the Notes or the Common Stock issuable upon the conversion thereof or the Series A Preferred Stock, due to any actions of the Company or its Subsidiaries or any of their respective directors, officers or agents.

             Section 5.12     [Omitted.].

             Section 5.13     Intellectual Property.

                           (a)         Each of the Company and its Subsidiary exclusively owns or possesses the requisite licenses or rights (on reasonable commercial terms) to use all patents, trade secrets, trademarks, service marks, service names, trade names, copyrights and other intellectual property rights necessary to enable it to conduct its business as now operated (collectively, the “Company IP”) except for those items listed on Schedule 5.13(a), which rights shall have been obtained by the Closing Date.  There is no claim or action by any Person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, that challenges the rights of the Company or its Subsidiary with respect to any Company IP.  To the Company’s knowledge, neither of the Company’s nor its Subsidiary’s current and intended products and services, infringe on any patents, licenses, trademarks, service marks, service names, trade names, copyrights or other intellectual property rights held by any Person and neither the Company nor its Subsidiary is aware of any facts or circumstances that might give rise to any of the foregoing.

                           (b)        Except as set forth in Schedule 5.13(b), no proceedings or claims in which the Company alleges that any Person is infringing upon, or otherwise violating, any Company IP are pending, and none has been served by, instituted or asserted by the Company or its Subsidiary, nor are any proceedings threatened alleging any such violation or infringement.

                           (c)         The Company has taken and will take all commercially reasonable actions that are necessary or advisable in order to fully protect the Company IP, in a manner consistent with prudent commercial practice.

             Section 5.14     Taxes.  Each of the Company and its Subsidiary has timely filed (or caused to be filed) all Tax Returns that are required to be filed by (or with respect to) it on or before the date hereof and has paid all Taxes due on or before the date hereof whether or not reflected on such Tax Returns, including pursuant to any assessment received by it.  All such Tax Returns were true, correct and complete in all material respects except that the Company has not yet paid approximately $19,330 of real estate taxes on its Elk Grove Village, Illinois premises which first became due on March 1, 2001 (The Company may pay such taxes by May 1, 2001, with a penalty of $580.12).  None of such Tax Returns has been audited by the relevant taxing authority, and no taxing authority has notified (or threatened) the Company or its Subsidiary, orally or in writing, that such taxing authority will or may audit any such return.  Each of the Company and its Subsidiary has complied with all requirements of the Code, the Treasury Regulations and any state, local or foreign law relating to the payment and withholding of Taxes relating to it, and each of the Company and its Subsidiary has, within the time and in the manner prescribed by applicable law, paid over to the proper taxing authorities all amounts required to be so withheld and paid over relating to it.  The charges, accruals and reserves on the books of the Company and its Subsidiary in respect of Taxes or other governmental charges are adequate to cover any liability of the Company and its Subsidiary for Taxes through the date hereof.  There are no liens for Taxes with respect to any asset of the Company or its Subsidiary, except for liens with respect to Taxes that are not yet due and payable other than as described above with respect to real estate taxes for its Elk Grove, Illinois premises.  No taxing authority in a jurisdiction where the Company or its Subsidiary, as the case may be, does not file tax returns has made a claim, assertion or threat that the Company or its Subsidiary is or may be subject to taxation in such jurisdiction.

             Section 5.15     ERISA.

                           (a)         Schedule 5.15 sets forth each plan, agreement, arrangement or commitment that is an employment or consulting agreement, executive or incentive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, employee stock option or stock purchase plan, group life, health, or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any severance, holiday, vacation, Christmas or other bonus plans (including, but not limited to, “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), maintained by the Company or its Subsidiary for any present or former employees, officers or directors of the Company or its Subsidiary (“Company Personnel”) or with respect to which the Company or any Subsidiary has liability or makes or has an obligation to make contributions (“Employee Plans”).

                          (b)        Except as to the Union Plan, the Company has provided Lender with access to (i) copies of all Employee Plans or, in the case of an unwritten plan, a written description thereof, (ii) copies of any annual, financial or actuarial reports and Internal Revenue Service determination letters relating to such Employee Plans and (iii) copies of all summary plan descriptions (whether or not required to be furnished under ERISA) and employee communications relating to such Employee Plans that materially modify an existing summary plan description and distributed to Company Personnel, in each case under this subsection (iii), existing or in effect during or within the past five years.

                           (c)         Except as set forth on Schedule 5.15(c), no Employee Plan (except the Union Plan, which is excluded from this representation and warranty) entitles Company Personnel to (i) any pension benefit that is unfunded or (ii) any pension or other benefit to be paid after termination of employment other than required by Section 601 of ERISA or pursuant to plans intending to be qualified under Section 401(a) of the Code and listed on the Schedule 5.15(c), and no other benefits whatsoever are payable to any Company Personnel after termination of employment (including retiree medical and death benefits).

                           (d)        Each Employee Plan (except the Union Plan, which is excluded from this representation and warranty) that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (ii) unfunded.

                           (e)         Each Employee Plan (except the Union Plan, which is excluded from this representation and warranty) by its terms and operation is in compliance in all material respects with all applicable laws (including, but not limited to, ERISA, the Code and the Age Discrimination in Employment Act of 1967, as amended).

                           (f)         There are no actions, suits or claims pending or, to the Company’s knowledge, threatened against any Employee Plan (other than the Union Plan, which is excluded from this representation and warranty) or administrator or fiduciary of any such Employee Plan (other than routine noncontested claims for benefits) nor, to the Company’s knowledge, does any set of circumstances exist that may reasonably give rise to such a claim.  As to each Employee Plan for which an annual report is required to be filed by the Company under ERISA or the Code, all such filings, including schedules, have been made on a timely basis and with respect to the most recent report regarding each such Employee Plan liabilities do not exceed assets, and no material adverse change has occurred with respect to the financial materials covered thereby.

                           (g)        Except as set forth on Schedule 5.15(g), neither the Company nor any entity that is or was at any time treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code has at any time (i) maintained, contributed to or been required to contribute to any plan under which more than one employer makes contributions (within the meaning of Section 4064(a) of ERISA) or any plan that is a multiemployer plan, (ii) incurred or expects to incur any liability to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA or (iii) incurred or expects to incur liability in connection with an “accumulated funding deficiency” within the meaning of Section 412 of the Code whether or not waived.

                           (h)        Each Employee Plan (except the Union Plan, which is excluded from this representation and warranty) intended to be qualified under Section 401(a) of the Code and, if applicable, Section 401(k) of the Code has received a favorable determination letter from the Internal Revenue Service stating that such Employee Plan is qualified under Section 401(a) and, if applicable, Section 401(k) of the Code and the related trust is exempt from tax under Section 501(a) and nothing has occurred since the date of such letter to cause the letter to be no longer valid or effective.

                           (i)          Neither the Company nor, to the knowledge of the Company, any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), that could subject any of the Employee Plans (or their trusts), the Company, or any person who the Company has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.  No “reportable event” (as such term is defined in Section 4043 of ERISA) for which the notice requirement has not been waived by the Pension Benefit Guaranty Corporation has occurred or is expected to occur with respect to any Employee Plan and the Company will provide each Lender notice of any reportable events upon learning of the same.

                           (j)          Except as set forth on Schedule 5.15(j), the events contemplated by this Agreement (either alone or together with any other event) will not (i) entitle any Company Personnel to severance pay, unemployment compensation, or other similar payments under any Employee Plan or law, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Employee Plan or compensation to any Company Personnel, (iii) result in any payments (including parachute payments) under any Employee Plan or law becoming due to any Company Personnel or (iv) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Employee Plan.

                           (k)         Except as set forth in Schedule 5.15(k), neither the Company nor any Subsidiary (nor any entity that is or was at any time treated as a single employer with the Company or any Subsidiary under Section 414(b), (c), (m) or (o) of the Code or ERISA) has any obligation or liability (contingent or otherwise) relating to or in connection with the Union Plan.  The Union Plan is not subject to Title IV of ERISA.  Except as set forth in Schedule 5.15(k), all contributions required to be made by the Company or any Subsidiary to the Union Plan have been made when due and, to the best of the Company’s knowledge, if the Company and the Subsidiaries were to withdraw from the Union Plan on the Closing Date, neither the Company nor any Subsidiary would incur any liability relating to or in connection with the Union Plan.

             Section 5.16     Environmental.

                           (a)         Except as set forth on Schedule 5.16(a), the Company and its Subsidiary comply, and the Company, its Subsidiary and their respective predecessors at all times during their existence have complied, with all applicable Environmental Laws (as defined below).

                           (b)        There is not now pending or, to the knowledge of the Company or its Subsidiary, threatened, any action, claim, proceeding or investigation, nor has the Company, its Subsidiary, or any of their respective predecessors received any notice, claim, demand letter or request for information at any time, alleging that the Company, its Subsidiary, or any of their respective predecessors may be or is in violation of, or liable under, any Environmental Law, nor does there exist any basis for any such action, claim, proceeding or investigation.

                           (c)         Except as disclosed on Schedule 5.16(c), there are no Hazardous Substances (as defined below) located on any of the properties currently or formerly owned or operated by the Company, its Subsidiary or any of their respective predecessors (including soil, groundwater and surface features and buildings and structures thereon) (the “Properties”), and none of the Properties contains, or has contained, any underground improvements, including, but not limited to, treatment or storage tanks, sumps, water, gas or oil wells, or associated piping.

                           (d)        The Company and its Subsidiary does not have any contingent liability in connection with a Release (as defined below) or threatened Release of any Hazardous Substance at any location.

                           (e)         To the knowledge of the Company and its Subsidiary, there are no present or past Environmental Conditions (as defined below) in any way related to the Company, its Subsidiary, or any of their respective predecessors that have, or may have, individually or in the aggregate, a material adverse effect with respect to any Property or the business or condition of the Company or its Subsidiary, taken as a whole.

                           (f)         As used herein, “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, judgment, opinion, common law or binding equitable principle or agency requirement relating to pollution, contamination, wastes, hazardous material or the protection of the environment, human health or safety.

                           (g)        As used herein, “Hazardous Substance” means any substance that is listed, classified under or regulated by any governmental authority pursuant to any Environmental Law, including, without limitation, any petroleum product or by–product, asbestos–containing material, lead–containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon.

                           (h)        As used herein, “Release” means any release, spill, emission, leaking, pumping, injection, deposit, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Hazardous Substance.

                           (i)          As used herein, “Environmental Condition” means the Release or threatened Release of any Hazardous Substance upon, under, in or about any of the Properties, or any other circumstance involving any Property or the Company, its Subsidiary, or any of their respective predecessors that could be expected to result in any claim, liability, costs or losses, or any restriction on the ownership, use or transfer of any Property pursuant to any Environmental Law.

             Section 5.17     Insurance.  The Company maintains or is covered by valid policies of workers’ compensation insurance and of insurance with respect to its properties and business.  The Company currently maintains in full force insurance covering the respective risks of the Company and its Subsidiary of such types and in such amounts, with such deductibles and with such insurance companies as are customary for other companies engaged in similar lines of business.

             Section 5.18     Transactions with Affiliates.  Except as set forth on Schedule 5.18, neither the Company nor its Subsidiary is directly or indirectly a party to or otherwise involved in any transaction including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate.  The Company has delivered to the Lender copies of all agreements and documents related to all transactions listed on Schedule 5.18.

             Section 5.19     Employees; Labor Matters.  Except as set forth on Schedule 5.19, the Company is not a party to any labor agreement with respect to its employees with any labor organization, group or association. The Company is not delinquent in payments to any of the employees of the Company for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees.  The Company is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice.  There is no unfair labor practice charge or complaint against the Company pending before any Governmental Authority arising out of the Company’s activities, and the Company has no knowledge of any facts or information that would give rise thereto.  There is no labor strike or labor disturbance pending or threatened against the Company nor, except as set forth on Schedule 5.19, is any grievance currently being asserted, and the Company has not experienced a work stoppage or other labor difficulty. The Company has not received any information indicating that any of its employment policies or practices is currently being audited or investigated by any Governmental Authority.  The Company is, and at all times has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

             Section 5.20     Customers, Suppliers and Distributors.  Schedule 5.20 sets forth a listing of any customer that accounted for more than $100,000 in revenue for the Company for the year ended December 31, 2000 (collectively, the “Customers”).  The relationships of the Company with its Customers, suppliers, distributors and manufacturer’s representatives are good commercial working relationships.  To the knowledge of the Company, no material Customer, supplier, distributor or manufacturer’s representative of the Company intends to terminate or materially reduce its business relationship with the Company for any reason.

             Section 5.21     Agreements with Stockholders.  Schedule 5.21 lists all agreements, arrangements or understandings between the Company and one or more stockholders of the Company relating to the transfer of any class of securities of the Company (including, without limitation, tag–along rights, drag–along rights, rights of first offer or any similar rights or obligations) or voting of any class of securities of the Company.  The Company has delivered to Lender copies of all agreements and documents relating thereto.

             Section 5.22     Company Qualifies as a “Smaller Enterprise”.  The Company qualifies as a “smaller enterprise” under the Code of Federal Regulations, such that a small business investment company is permitted to make an investment in the Company.

             Section 5.23     Projections.  Prior to the date hereof, the Company delivered to Lender financial projections relating to the Company and contained in the PPM (the “Projections”). In the opinion of management of the Company, the assumptions used in preparation of the Projections were reasonable when made and continue to be reasonable as of the date hereof and as of the Closing Date.  The Projections have been prepared in good faith.

             Section 5.24     Commission Documents.  The Company has filed all registration statements, proxy statements, information statements, reports and other documents required to be filed by it under the Securities Act or the Exchange Act, and all amendments thereto (collectively, the “Commission Documents”).  The Company has furnished Lender copies of all Commission Documents, each as filed with the Commission, since January 1996.  Each Commission Document when filed with the Commission was true and accurate in all material respects and in compliance in all material respects with the requirements of its respective report form and the rules and regulations of the Commission.  No Commission Document contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which made, not misleading.

             Section 5.25     Disclosure.  Neither this Agreement nor any other document, certificate or statement prepared by or on behalf of the Company by its authorized representatives or agents and furnished to or made available to Lender in writing by or on behalf of the Company by its authorized representatives or agents in connection herewith, including without limitation, the PPM, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in the light of the circumstances under which made, not misleading.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF LENDER

             Lender represents and warrants to the Company as of the date of this Agreement that:

             Section 6.1       Investment Purpose.  Lender is purchasing the Note for Lender’s own account for investment only and not with a view toward or in connection with the public sale or distribution thereof.  Lender will not resell the Note or the Common Stock issued upon conversion of the Note (the “Conversion Stock”) except pursuant to sales that are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and/or sales registered under the Securities Act and all applicable state securities laws.  Lender understands that Lender may bear the economic risk of this investment indefinitely, unless the Conversion Stock is registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering the Conversion Stock other than as contemplated by the Registration Rights Agreement.

             Section 6.2       Accredited Investor Status.  Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  By reason of its business and financial experience, sophistication and knowledge, Lender is capable of evaluating the risks and merits of the investment made pursuant to this Agreement.

             Section 6.3       Authorization; Enforcement.  This Agreement and each Transaction Document to which Lender will be a party have been duly and validly authorized, executed and delivered on behalf of Lender and are the legal, valid and binding agreements of Lender enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

             Section 6.4       Broker’s or Finder’s Commissions.  Other than the fee payable to the Lender (which will be paid to Lender by the Company) no broker’s or finder’s or placement fee or commission will be payable with respect to the sale or the issuance of the Notes or the Common Stock issuable upon the conversion thereof or the Series A Preferred Stock as a result of any act or omission by the Lender, and the Lender will hold the Company harmless from any claim, demand or liability for broker’s or finder’s or placement fees or commissions alleged to have been incurred in connection with the sale or the issuance of the Notes or the Common Stock issuable upon the conversion thereof or the Series A Preferred Stock, due to any actions of the Lender.

ARTICLE VII.
INDEMNIFICATION

             Section 7.1       General.

                           (a)         The Company (the “Indemnifying Party”) agrees and covenants to hold harmless and indemnify Lender and each of its Affiliates, and its respective employees, directors, officers, principals, controlling Persons, advisors and agents (each of the foregoing Persons being an “Indemnified Person”), from and against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses of investigation) incurred by such Indemnified Person (collectively, “Indemnifiable Costs and Expenses”) (i) arising out of or based upon any breach by the Indemnifying Party of any of its representations, warranties or covenants contained herein or in the other Transaction Documents to which it is a party or in any agreement, instrument or document delivered by the Company hereunder or thereunder or (ii) in connection with enforcing the rights of an Indemnified Person under this Agreement or under the other Transaction Documents to which it is a party.

                           (b)        The obligations of the Indemnifying Party hereunder shall survive the Closing.

             Section 7.2       Procedure.  Promptly after receipt by an Indemnified Person of notice from any third party of the commencement of any lawsuit, inquiry or other proceeding or investigation thereof, such Indemnified Person will, if a claim in respect thereof is to be made against the Indemnifying Party hereunder, notify the Indemnifying Party in writing of the commencement thereof; but the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party (x) from any liability which it may have to any Indemnified Person hereunder unless the Indemnifying Party is actually prejudiced thereby or (y) from any liability which it may have to any Indemnified Person otherwise than pursuant to this Article VII.  Each Indemnified Person shall permit the Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to such Indemnified Person; provided, however, that any Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (A) the Indemnifying Party has agreed to pay such fees or expenses, (B) the Indemnifying Party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person in a timely manner or (C) in the reasonable judgment of such Indemnified Person, based upon advice of its counsel, a conflict of interest may exist between such Indemnified Person and the Indemnifying Party with respect to such claims (in which case, if such Indemnified Person notifies the Indemnifying Party in writing that such Indemnified Person elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Person).  The Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed).  No Indemnified Person will be required to consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect of such claim or litigation.  An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Persons with respect to such claim, as well as one local counsel in each relevant jurisdiction.

             Section 7.3       Contribution.

                           (a)         In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Article VII is for any reason held to be unenforceable by the Indemnified Person, the Indemnifying Party, in lieu of indemnifying such Indemnified Person, shall have an obligation to contribute, and shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party and the Indemnified Persons, but also to reflect the relative fault of the Indemnifying Party and the Indemnified Persons in connection with the statement or omissions that result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The relative fault of the Indemnifying Party and the Indemnified Persons shall be determined, if applicable, by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact has been made by, or relates to information supplied by, the Indemnifying Party or Indemnified Persons and the Persons’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a Person as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such Person in connection with investigation or defending any such claim.

                           (b)        The Company and Lender agree that it would not be just and equitable if contribution pursuant to the immediately preceding paragraph were determined by any method of allocation that does not take into account the equitable considerations referred to in such paragraph.

Section 7.4       Notification  Each party agrees to notify in writing promptly the other party of the commencement of any litigation or proceeding against it or any of its stockholders, officers, directors or agents in connection with the issuance and sale of any Note.

ARTICLE VIII.
SUBORDINATION

             Section 8.1       Notes Subordinated to Designated Senior Debt.  The Company for itself and its successors, and the Lender, by its acceptance of the Notes, agrees that the payment of the principal amount of the Notes and interest thereon (other than payment by way of conversion of all or a portion of the Notes into capital stock of the Company), and any claim for rescission or damages in respect thereof under any applicable law (the “Subordinated Obligations”) is subordinated, to the extent and in the manner provided in this Article VIII, to the prior payment of Designated Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed).

             Section 8.2       No Payment on Notes in Certain Circumstances.

                           (a)         No payment will be made on account of the Subordinated Obligations, or to acquire the Notes for cash, property or securities (other than payment by way of conversion of all or a portion of the Notes into capital stock of the Company) (x) upon the maturity of any Designated Senior Debt by lapse of time, acceleration or otherwise, unless and until all such Designated Senior Debt shall first be paid in full in cash or cash equivalents or provision for the payment in full in cash or cash equivalents have been made with respect thereto, in each case, in a manner satisfactory to the holders of Designated Senior Debt or (y) in the event that the Company defaults in the payment of any principal of or interest on or any other amounts payable on or due in connection with any Designated Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default has been cured or waived in writing.

                           (b)        Upon the occurrence of any event of default (or if an event of default would result upon any payment with respect to the Subordinated Obligations) with respect to any Designated Senior Debt, as such event of default is defined in the instruments evidencing such Designated Senior Debt or under which it is outstanding, permitting the holders to accelerate its maturity (if the default is other than default in payment of the principal of or interest on or any other amount due in connection with such Designated Senior Debt), upon written notice of the event of default given to the Company by the holders of such Designated Senior Debt (or their agent or representative), then, unless and until such event of default has been cured or waived in writing, no payment will be made by the Company with respect to the Subordinated Obligations or to acquire the Note for cash, property or securities (other than payment by way of conversion of all or a portion of the Notes into capital stock of the Company); provided that the foregoing will not prevent the making of any payment for a period of more than 179 days after the date the written notice of the default is given unless such Designated Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within that period, and that declaration has not been rescinded.  If such Designated Senior Debt is not declared due and payable within 179 days after the written notice of the default is given, promptly after the end of the 179–day period the Company will pay all sums not paid during the 179–day period because of this paragraph (b) unless paragraph (a) above is then applicable.  During any period of 360 consecutive days only one such period during which payment of principal of, or interest on, the Notes may not be made may commence and the duration of such period may not exceed 179 days.

                           (c)         If any payment or distribution of assets of the Company is received by the Lender under the Notes in respect of the Subordinated Obligations at a time when that payment or distribution should not have been made because of paragraph (a) or (b) above, such payment or distribution will be received and held in trust for and will be paid over to the holders of Designated Senior Debt which is due and payable and remains unpaid or unprovided for (pro rata as to each of such holders on the basis of the respective amounts of such Designated Senior Debt which is due and payable) until all such Designated Senior Debt has been paid in full in cash or cash equivalents or provided for in cash or cash equivalents in a manner satisfactory to the holders of Designated Senior Debt, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Designated Senior Debt.

             Section 8.3       Notes Subordinated to Prior Payment of all Designated Senior Debt on Dissolution, Liquidation or Reorganization.

                           (a)         Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership or similar proceeding related to the Company or its property or upon an assignment for the benefit of creditors, any marshaling of the Company’s assets or liabilities, or otherwise):

                                        (i)          the holders of all Designated Senior Debt will first be entitled to receive payment in full in cash or cash equivalents or provision for payment in full in cash or cash equivalents in a manner satisfactory to the holders of Designated Senior Debt of the principal of and interest on Designated Senior Debt and other amounts due in connection with Designated Senior Debt at the rate provided for in the documents governing such Designated Senior Debt (whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code), before the Lender under the Notes is entitled to receive any payment on account of the principal of or interest on the Notes;

                                        (ii)         any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Lender would be entitled except for the provisions of this Section 8.3 will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Designated Senior Debt or their representatives to the extent necessary to make payment in full in cash or cash equivalents or provision for payment in full in cash or cash equivalents in a manner satisfactory to the holders of Designated Senior Debt of all Designated Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Designated Senior Debt; and

                                        (iii)        if, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities is received by the Lender on account of the Subordinated Obligations (other than by way of conversion of all or a portion of the Notes into the capital stock of the Company) before all Designated Senior Debt is paid in full in cash or cash equivalents or provided for in cash or cash equivalents in a manner satisfactory to the holders of Designated Senior Debt, such payment or distribution will be received and held in trust for and will be paid over to the holders of the Designated Senior Debt remaining so unpaid or unprovided for or their representatives for application to the payment of such Designated Senior Debt until all such Designated Senior Debt has been paid in full in cash or cash equivalents or provided for in cash or cash equivalents in a manner satisfactory to the holders of Designated Senior Debt, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Designated Senior Debt.

                           (b)        the Company will give prompt written notice to the Lender under the Notes of any dissolution, winding up, liquidation or reorganization of it or any assignment for the benefit of its creditors and of any event of default in respect of Designated Senior Debt.

                           (c)         For purposes of this Section 8.3, the words “cash, property or securities” shall not be deemed to include (x) shares of common stock of the Company as reorganized or readjusted, (y) securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which securities are subordinated, to at least the same extent as the Notes, to the payment of all Designated Senior Debt then outstanding or (z) any payment or distribution of securities of the Company or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect has been given, to subordination of the Notes to Designated Senior Debt and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or similar law.  For purposes of this Section 8.3, “distribution” and “payment” with respect to the Company or its assets include payments, distributions and other transfers of assets by or on behalf of the Company from any source, of any kind or character, whether direct or indirect, by set-off or otherwise, whether in cash, property or securities.

             Section 8.4       Lender Under the Notes to be Subrogated to Rights of Holders of the Designated Senior Debt.  Following the payment in full in cash or cash equivalents or provision for payment in full in cash or cash equivalents in a manner satisfactory to the holders of Designated Senior Debt of all Designated Senior Debt, Lender under the Notes will be subrogated to the rights of the holders of Designated Senior Debt to receive payments or distributions of assets of the Company applicable to the Designated Senior Debt until all amounts owing on the Notes have been paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Designated Senior Debt by or on behalf of  the Company or by or on behalf of the Lender under the Notes by virtue of this Article VIII that otherwise would have been made to the Lender under the Notes will, as between the Company and the Lender, be deemed to be payment by the Company to or on account of the Designated Senior Debt, it being understood that the provisions of this Article VIII are and are intended solely for the purpose of defining the relative rights of the Lender under the Notes, on the one hand, and the holders of Designated Senior Debt, on the other hand.

             Section 8.5       Obligations of the Company Unconditional.  Nothing contained in this Article VIII or elsewhere in the Notes is intended to or will impair, as between the Company and the Lender under the Notes, the obligations of the Company, which are absolute and unconditional, to pay to the Lenders under the Notes the Subordinated Obligations as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the Lenders under the Notes and creditors of the Company other than the holders of the Designated Senior Debt, nor will anything herein or therein prevent the Lender from exercising all remedies otherwise permitted by applicable law upon default under the Notes, subject to the rights if any, under this Article VIII of the holders of Designated Senior Debt.

             Section 8.6       Subordination Rights not Impaired by Acts or Omissions of the Company or Holders of Designated Senior Debt.  No right of any present or future holders of any Designated Senior Debt to enforce subordination as provided herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms of this Article VIII, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.  The holders of Designated Senior Debt may extend, renew, modify or amend the terms of the Designated Senior Debt (but not to increase the aggregate principal amount of indebtedness of the Company permitted thereunder) or any security or guarantee therefor or thereof, release, sell or exchange such security, exercise or refrain from exercising any rights against the Company, any of its Subsidiaries or any other Person and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the document or the Lender under the Notes.  No amendment to these provisions will be effective against the holders of the Designated Senior Debt who have not consented thereto in writing.

             Section 8.7       Not to Prevent Events of Default.  The failure to make a payment on account of the Subordinated Obligations by reason of any provision of this Article VIII will not be construed as preventing the occurrence of an Event of Default.

             Section 8.8       Miscellaneous.  If, upon any proceeding referred to in Section 8.3, the Lender under the Notes does not file a claim in such proceeding prior to fifteen (15) days before the expiration of the time to file such claim, the holders of the Designated Senior Debt or their agent or representative, at the expense of the holders of Designated Senior Debt, may file such claim on behalf of such Lender.

ARTICLE IX.
MISCELLANEOUS

             Section 9.1       Entire Agreement; Survival of Provisions.  This Agreement, together with the other agreements, instruments and documents expressly referred to herein, constitute the entire agreement of the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings with respect thereto, whether written or oral.  Unless this Agreement has been terminated prior to the Closing Date, all of the covenants of the parties made herein shall remain operative and in full force and effect regardless of acceptance of any of the Notes and payment therefor.  The representations and warranties set forth herein shall survive the execution and delivery of this Agreement and the issuance of the Notes and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Lender or the Company.  The representations, warranties, agreements and covenants made herein and in the other Transaction Documents shall be deemed to have been relied upon by the parties hereto.

             Section 9.2       No Waiver; Modifications in Writing.  No failure or delay by a party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.  No waiver of or consent to any departure by a party from any provision of this Agreement shall be effective unless signed in writing by the parties entitled to the benefit thereof.  No amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by the Company and Lender. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

             Section 9.3       Notices.  All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

(i)	If to the Company:

Electric City Corp.
1286 Landmeier Road,
Elk Grove Village, IL 60007-2410,
Fax No.: 847-437-4969
Attention: General Counsel

(ii)	If to Lender:

Newcourt Capital USA, Inc.
c/o The CIT Group
1211 Avenue of the Americas, 22nd Floor
New York, New York 10036
Fax No.: 212-382-9033
Attn: Guy Piazza or Jeffrey A. Marcks

             Section 9.4       Headings; Table of Contents.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

             Section 9.5       Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

             Section 9.6       Binding Effect; Assignment.  The rights and obligations of the parties under this Agreement may not be assigned or otherwise transferred to any other Person, except with the prior written consent of the other party hereto, provided that Lender may assign or otherwise transfer any or all of such rights and/or obligations to any of its respective Affiliates without obtaining any such consent.  Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement or any Affiliate of any such Person (as designated in writing to the other parties hereto) and its respective successors and permitted assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Company, Lender and its respective successors and permitted assigns.

             Section 9.7       Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.  This Agreement may not be changed orally.

             Section 9.8       Consent to Jurisdiction and Service of Process.  ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY FEDERAL COURT SITUATED IN THE STATE OF NEW YORK OR ANY STATE COURT OF THE STATE OF NEW YORK IN EACH CASE, IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, AND EACH PARTY AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT.  EACH PARTY FURTHER IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.  ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY PARTY IF GIVEN PERSONALLY OR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OF MAIL THAT REQUIRES A SIGNED RECEIPT, POSTAGE FULLY PREPAID, MAILED TO SUCH PARTY AS HEREIN PROVIDED.  NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION.

             Section 9.9       Further Assurances.  The Company shall from time to time and at all times hereafter make, do, execute or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances, without further consideration, that may reasonably be required to effect the transactions contemplated by this Agreement or the Notes.

             Section 9.10     Specific Performance.  The Company acknowledges that irreparable damage would occur to Lender in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed by the Company in accordance with their specific terms or were otherwise breached by the Company and that money damages would not provide an adequate remedy to the Lender.  It is accordingly agreed that the Lender shall be entitled to an injunction and other equitable remedies to prevent breaches by the Company of this Agreement and the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof.

             Section 9.11     Severability of Provisions.  Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

             Section 9.12     Costs, Expenses and Taxes.  The Company shall pay any and all stamp, transfer and other similar Taxes payable or determined to be payable in connection with the execution and delivery at the Closing Date of this Agreement or the original issuance of the Notes, and shall save and hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes.  The Company shall pay its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and delivery of this Agreement and the other Transaction Documents.  The Company shall also pay the legal fees and expenses of Lender incurred on its behalf with respect to the negotiation, execution and delivery of this Agreement and the other Transaction Documents.

             Section 9.13     Publicity.  The parties agree that no public release or announcement concerning this Agreement and the other Transaction Documents or the transactions contemplated hereby or thereby shall be made without advance review and approval by each party hereto, except as otherwise required by applicable law.

[SIGNATURE PAGE FOLLOWS]

             IN WITNESS WHEREOF, the parties hereto have caused Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

ELECTRIC CITY CORP.,
a Delaware corporation

By:	/s/ John Mitola

Name: John Mitola
Title: Chief Executive Officer

NEWCOURT CAPITAL USA, INC.,
a Delaware corporation

By:	/s/ Guy Piazza

Name: Guy Piazza

Title: Managing Director

[SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

Exhibit A

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR STATE SECURITIES LAWS AND NO TRANSFER OF THIS NOTE OR SUCH SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND OF ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (B) PURSUANT TO AN EXEMPTION THEREFROM UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

ELECTRIC CITY CORP.

CONVERTIBLE SENIOR SUBORDINATED PROMISSORY NOTE

$1,000,000	April 18, 2001
New York, New York

             FOR VALUE RECEIVED, the undersigned, Electric City Corp., a Delaware corporation (the “Company” or “Payor”), hereby promises to pay to Newcourt Capital USA, Inc., a Delaware corporation (“CIT” or “Payee”), at 1211 Avenue of the Americas, 22nd Floor, New York, NY 10036 (or at such other place within the County of New York as Payee shall hereafter direct by notice in writing to Payor) and its registered assigns, the principal sum of One Million Dollars ($1,000,000), together with interest thereon at the rate provided for herein from the date hereof, with such principal and interest payable as herein provided.

1.          Loan, Interest Rate and Payment Provisions.

             1.1        This Note is one of a duly authorized issue of Notes issued pursuant to the Convertible Senior Subordinated Promissory Note and Warrant Purchase Agreement, dated as of April 18, 2001 (as it may be amended from time to time, the “Note Purchase Agreement”) by and between the Company and CIT.  This Note is transferable and assignable to one or more purchasers, in accordance with applicable law.  The Company agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments.  The Company shall keep at its principal office a register (the “Register”) in which shall be entered the names and addresses of the registered holder of this Note and particulars of all transfers of such Note.  References to the “holder” shall mean the Person listed in the Register as the payee of this Note.  The ownership of the Note shall be proven by the Register.

             1.2        The principal amount of this Note outstanding from time to time shall bear interest from the date hereof, at a rate of interest equal to the 11% per annum (the “Note Rate”).  Interest on this Note shall be computed on the basis of a 365-day year and paid for the actual number of days elapsed.  Unless previously paid pursuant to the terms of Section 3, or converted pursuant to the terms of Sections 4.1 or 4.2 hereof, all unpaid interest and principal on this Note shall be paid in full on the Maturity Date.

             1.3        Unless previously converted pursuant to Sections 4.1 or 4.2 hereof, if payment of the principal amount of this Note, together with accrued unpaid interest thereon at the Note Rate, is not paid in full on the Maturity Date, or if any payment of interest is not paid when due, then interest shall accrue on such unpaid amount at the Note Rate plus two percent (2%) from and after such date of default to the date of the payment in full of such unpaid amount (including from and after the date of the entry of judgment in favor of Payee in an action to collect this Note).

             1.4        In no event shall Payee be entitled to receive interest, at an effective rate in excess of the maximum rate permitted by law.

             1.5        All payments made by the Payor on this Note shall be in U.S. Dollars.  All payments made by the Payor on this Note shall be applied first to the payment of accrued but unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.  In the event the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of such amount shall be extended to the next succeeding Business Day and interest at the Note Rate shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

             1.6        Defined terms used herein shall, unless otherwise defined herein, have the meanings assigned thereto in the Note Purchase Agreement.  For purposes of this Note, the term “Maturity Date” shall mean the earliest to occur of:  (i) July 16, 2001; (ii) the closing of a Qualifying Transaction; and (iii) the date of acceleration of the indebtedness under this Note pursuant to Section 6.

2.          Replacement of Note.  In case this Note is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute and deliver a new Note, in exchange and substitution for this Note.  In the case of destruction, loss or theft, Payee shall furnish to Payor indemnity reasonably satisfactory to Payor, and in any such case, and in the case of mutilation, Payee shall also furnish to Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Note and of the ownership thereof.  Any replacement Note so issued shall be in the same outstanding principal amount as this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been paid, dated the date of this Note.

3.          Prepayment.  At the option of Payor, the principal amount of this Note may be prepaid in whole at any time, or in part from time to time, without penalty or premium, together with interest thereon accrued through the date of such prepayment.  Each partial prepayment of this Note shall first be applied to interest accrued through the date of prepayment and then to principal.

4.          Conversion.

             4.1        Qualifying Transaction.  Concurrently with the closing of a Qualifying Transaction, at the option of Payee, all or any part of the principal of, and accrued interest on, this Note to the extent then outstanding and unpaid, may, upon written notice delivered to Payor in the form attached hereto as Exhibit “A”, be converted into that number of shares of Series A Preferred Stock of Payor being sold in such Qualifying Transaction equal to the amount of principal and interest that Payee elects to convert divided by the per share purchase price of the Series A Preferred Stock sold in such Qualifying Transaction.  Payor and Payee agree that such conversion shall be subject to all of the applicable terms and conditions of this Note, the Note Purchase Agreement and the Securities Purchase Agreement.  Upon conversion of all or any part of the principal of, and accrued interest on, this Note, Payee shall become a party to the Securities Purchase Agreement and all documents related to the issuance and sale of the Series A Preferred Stock and shall be deemed to be a purchaser thereunder.

             4.2        No Qualifying Transaction.  In the event that a Qualifying Transaction does not occur prior to July 16, 2001, then Payee may, at its sole option, elect at any time and from time to time thereafter, by written notice delivered to Payor in the form attached hereto as Exhibit “A”, to convert all or any part of the principal of, and accrued interest on, this Note to the extent outstanding and unpaid as of the date of conversion into that number of shares of Common Stock of Payor equal to the sum that Payee elects to convert divided by the lesser of (i) the average closing price of the Common Stock as quoted on the American Stock Exchange (or any national securities exchange or automated quotation service on which the Common Stock is then listed for trading) during the five consecutive trading days ending on the day immediately prior to the date of conversion or (ii) $1.00 (the “Conversion Price”) (as such amount shall be adjusted from time to time pursuant to Section 4.3).  Payee agrees that such conversion shall be subject to all of the applicable terms and conditions of this Note and the Note Purchase Agreement.

             4.3        Adjustments.  If at any time after the date hereof Payor: (i) pays a dividend in Common Stock or makes a distribution on its Common Stock in shares of its Common Stock; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares; (iii) combines its outstanding shares of Common Stock into a smaller number of shares; (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or (v) issues by reclassification of its Common Stock any shares of its capital stock; then the Conversion Price in effect immediately prior to such action shall be proportionately adjusted so that Payee may thereafter receive upon conversion of this Note the aggregate number and kind of shares of capital stock of the Company that Payee would have owned immediately following such action if Payee had converted this Note immediately prior to such action.  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.  Such adjustment shall be made successively whenever any event listed above shall occur.

             4.4        Reorganization.  If Payor is a party to a consolidation, combination, merger, reorganization or transfer or lease of all or substantially all of its assets that reclassifies or changes its outstanding Common Stock (a “Reorganization”), the person obligated to deliver securities, cash or other assets upon conversion of this Note shall, as a condition to effectiveness of the Reorganization, enter into an amendment to this Note.  The amended Note shall provide that Payee may convert it into the kind and amount of securities, cash or other assets that Payee would have owned immediately after the Reorganization if it had converted the Note immediately before the effective date of the Reorganization.  The Payor shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation (if other than the Company) shall assume by written instrument the obligation to deliver to the Payee such securities, cash or other assets as Payee shall be entitled to purchase in accordance with the foregoing provisions.  The successor to the Company shall provide to the Payee a notice briefly describing the Reorganization and such successor’s compliance with this Section 4.4.  If this Section 4.4 applies as to a transaction, then Section 4.3 does not apply with respect to such transaction.

             4.5        Reservation of Shares.  Payor has reserved and shall continue to reserve out of its authorized but unissued shares of Common Stock enough shares of Common Stock to permit the full conversion of this Note pursuant to Section 4.2.  All shares of Common Stock that may be issued upon conversion of this Note shall be duly authorized, validly issued, fully paid and non-assessable.  Payor shall list such shares on each national securities exchange or automated quotation service on which the Common Stock is listed for trading.

             4.6        Notices.  Whenever the Conversion Price is adjusted, Payor shall promptly mail to Payee a notice of the adjustment, briefly stating the facts requiring the adjustment and the manner of computing it.  If the Company takes any action that would require an amendment to this Note pursuant to Section 4.4 hereof or there is a liquidation or dissolution of the Company, the Company shall deliver to Payee a notice stating the proposed record date for a dividend, distribution, issuance, combination, reclassification, consolidation, merger, transfer, lease, sale, liquidation or dissolution.  The Company shall provide such notice at least 20 days before such date.

             4.7        Registration Rights.  The Company hereby grants to Payee registration rights with respect to the resale of shares of Common Stock issuable upon conversion of this Note, pursuant to the Registration Rights Agreement.

5.          Covenants of Payor.  In addition, Payor covenants and agrees that, so long as this Note remains outstanding and unpaid, in whole or in part:

             5.1        Payor will faithfully and in all material respects perform all of its covenants and agreements under the Transaction Documents.

             5.2        Payor will not issue any equity or debt securities to any Person or issue or incur any debt without the prior written consent of Payee; provided, however, Payor may issue (a) securities as consideration for its contemplated acquisition of Great Lakes Controlled Energy Corporation on terms reasonably satisfactory to Payee; (b) stock options to employees of the Company to purchase Common Stock not to exceed options to purchase in the aggregate more than 2,000,000 shares of Common Stock; and (c) Common Stock issued to holders of the Company’s Series B Convertible Preferred Stock as dividends in accordance with the Series B Convertible Preferred Stock certificate of designations or pursuant to conversion of the Series B Convertible Preferred Stock, or pursuant to the exercise of currently outstanding options and warrants.

             5.3        Payor will promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies that, if unpaid, might become a lien or charge upon such properties or any part thereof, provided, that Payor shall have until May 1, 2001 to pay real estate taxes applicable to its Elk Grove Village, Illinois premises.

             5.4        Payor will not make any loans or advances to any Persons, other than accounts receivable arising in the ordinary course of Payor’s business.  Payor will not declare or pay any dividends or make any distributions on any of its equity securities (other than Common Stock issued to holders of the Company’s Series B Convertible Preferred Stock issued as dividends in accordance with the Series B Convertible Preferred Stock certificate of designations), nor purchase or otherwise acquire or redeem any of its equity securities.

             5.5        Payor will, promptly following its obtaining knowledge of the occurrence of an Event of Default (as defined below) or of any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of Payor’s Chief Executive Officer to Payee setting forth the details of such Event of Default or condition or event and the action that Payor intends to take with respect thereto.

6.          Events of Default.  The occurrence of any of the following events shall be deemed an event of default hereunder (each an “Event of Default”):

             6.1        Payor shall (a) default in the payment when due of principal or interest on this Note or (b) default in the due observance or performance of any other covenant, condition or agreement on the part of Payor to be observed or performed pursuant to the terms of this Note or any other note issued pursuant to the Note Purchase Agreement, or Payor shall default in the due observance or performance of any covenant, condition or agreement on the part of Payor to be observed or performed pursuant to the terms of any Transaction Document to which Payor is a party and the same shall continue for ten (10) days after such default; or

             6.2        The dissolution of Payor or its Subsidiary or any vote in favor thereof by the board of directors and/or stockholders of Payor or its Subsidiary, as the case may be; or

             6.3        Payor or its Subsidiary shall become insolvent, however evidenced, or make an assignment for the benefit of creditors, or file with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets or there shall be filed by Payor or its Subsidiary a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or there shall be filed against Payor or its Subsidiary any such application or petition; or

             6.4        Payor or its Subsidiary shall admit in writing its inability to pay its debts as they mature; or

             6.5        Payor or its Subsidiary shall sell all or substantially all of its assets or merge or be consolidated with or into another entity other than, in the case of any Subsidiary, Payor or another Subsidiary of Payor provided, however, that the Company may consummate the acquisition of Great Lakes Controlled Energy Corporation; or

             6.6        There occurs and continues any default or event of default under the Designated Senior Debt or other indebtedness of the Company with a principal amount greater than $250,000 and the same entitles the holders thereof to accelerate payment thereof, or there commences and continues any proceeding to foreclose a security interest or lien in any material property or assets of Payor or its Subsidiary upon default in the payment or performance of any debt of Payor or its Subsidiary; or

             6.7        The entry against Payor or its Subsidiary of a final judgment for the payment of money of $10,000 or more by a court of competent jurisdiction if such judgment has not been discharged (or the discharge thereof not duly provided for) in accordance with its terms within thirty (30) days of the date of entry thereof, or a stay of execution thereof procured within thirty (30) days from the date of entry thereof and, within such period (or such longer period during which execution of such judgment shall have been effectively stayed) an appeal therefrom shall not have been prosecuted and the execution thereof caused to be stayed during such appeal; or

             6.8        An attachment or garnishment shall have been levied against any material assets of Payor or its Subsidiary and such levy is not vacated, bonded or otherwise terminated within thirty (30) days after the date of the effectiveness of the levy.

Upon the occurrence of any Event of Default and at any time thereafter, Payee shall have the right to declare the principal of, accrued but unpaid interest on, and all other amounts payable under this Note to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable to Payee, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, in case of the occurrence of an Event of Default under Sections 6.3 or 6.4, such amounts shall become immediately due and payable without any such declaration by Payee.

7.          Suits for Enforcement and Remedies.  If any one or more Events of Default shall occur and be continuing, Payee may proceed to (a) protect and enforce Payee’s rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (b) enforce the payment of this Note, or (c) enforce any other legal or equitable right of Payee under this Note.  No right or remedy herein or in any other agreement or instrument conferred upon Payee is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

8.          Subordination.  This Note is subordinated to principal and accrued interest and fees on Designated Senior Debt to the extent provided in the Note Purchase Agreement.  The Company agrees, and each holder by accepting this Note agrees, to such subordination.

9.          Unconditional Obligation; Fees, Waivers, etc.

             9.1        The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

             9.2        If Payee shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from Payor, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by Payee in connection therewith, including, without limitation, reasonable attorneys’ fees, costs of suit and disbursements, including reasonable out-of-pocket expenses of Payee or its attorneys.

             9.3        No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

             9.4        Any term, covenant, agreement or condition of this Note may, with the consent of Payor, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if Payor shall have obtained the consent in writing of Payee.

             9.5        Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which Payee had or is existing as security for any amount called for hereunder, except as specifically provided herein.

10.        Miscellaneous.

             10.1      The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

             10.2      Notices, demands or other communications given or made in connection with this Note shall be in writing and delivered in accordance with the provisions of Section 9.3 of the Note Purchase Agreement.

             10.3      This Note and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the internal substantive laws of the State of New York without giving effect to the choice of laws rules thereof.

             10.4      PAYOR (A) AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE WILL BE INSTITUTED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, OR ANY FEDERAL COURT IN THE STATE OF NEW YORK, (B) WAIVES ANY OBJECTION THAT PAYOR MAY HAVE NOW OR HEREAFTER BASED UPON FORUM NON CONVENIENS OR TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND (C) IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE COURTS LOCATED IN THE STATE OF NEW YORK IN ANY SUCH SUIT, ACTION OR PROCEEDING.  PAYOR FURTHER AGREES TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS THAT MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON THE PAYOR, MAILED BY CERTIFIED MAIL TO PAYOR’S ADDRESS, WILL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON PAYOR, IN ANY SUIT, ACTION OR PROCEEDING.  FURTHER, BOTH PAYOR AND PAYEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE.

             10.5      This Note shall bind the Company and its successors and assigns.

             IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date first written above.

ELECTRIC CITY CORP.
a Delaware corporation

By

Name: John Mitola
Title: Chief Executive Officer

[SIGNATURE PAGE TO CONVERTIBLE SENIOR SUBORDINATED PROMISSORY NOTE]

CONVERTIBLE SENIOR SUBORDINATED
PROMISSORY NOTE

GRID

DATE	Amount of Loan	Note Rate	Principal Amount of Note and/or Interest Repaid or Converted and Date	Notation Made By

Exhibit A

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR STATE SECURITIES LAWS AND NO TRANSFER OF THIS NOTE OR SUCH SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND OF ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (B) PURSUANT TO AN EXEMPTION THEREFROM UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

ELECTRIC CITY CORP.

CONVERTIBLE SENIOR SUBORDINATED PROMISSORY NOTE

$1,000,000	April 18, 2001
New York, New York

             FOR VALUE RECEIVED, the undersigned, Electric City Corp., a Delaware corporation (the “Company” or “Payor”), hereby promises to pay to Newcourt Capital USA, Inc., a Delaware corporation (“CIT” or “Payee”), at 1211 Avenue of the Americas, 22nd Floor, New York, NY 10036 (or at such other place within the County of New York as Payee shall hereafter direct by notice in writing to Payor) and its registered assigns, the principal sum of One Million Dollars ($1,000,000), together with interest thereon at the rate provided for herein from the date hereof, with such principal and interest payable as herein provided.

1.          Loan, Interest Rate and Payment Provisions.

             1.1        This Note is one of a duly authorized issue of Notes issued pursuant to the Convertible Senior Subordinated Promissory Note and Warrant Purchase Agreement, dated as of April 18, 2001 (as it may be amended from time to time, the “Note Purchase Agreement”) by and between the Company and CIT.  This Note is transferable and assignable to one or more purchasers, in accordance with applicable law.  The Company agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments.  The Company shall keep at its principal office a register (the “Register”) in which shall be entered the names and addresses of the registered holder of this Note and particulars of all transfers of such Note.  References to the “holder” shall mean the Person listed in the Register as the payee of this Note.  The ownership of the Note shall be proven by the Register.

             1.2        The principal amount of this Note outstanding from time to time shall bear interest from the date hereof, at a rate of interest equal to the 11% per annum (the “Note Rate”).  Interest on this Note shall be computed on the basis of a 365-day year and paid for the actual number of days elapsed.  Unless previously paid pursuant to the terms of Section 3, or converted pursuant to the terms of Sections 4.1 or 4.2 hereof, all unpaid interest and principal on this Note shall be paid in full on the Maturity Date.

             1.3        Unless previously converted pursuant to Sections 4.1 or 4.2 hereof, if payment of the principal amount of this Note, together with accrued unpaid interest thereon at the Note Rate, is not paid in full on the Maturity Date, or if any payment of interest is not paid when due, then interest shall accrue on such unpaid amount at the Note Rate plus two percent (2%) from and after such date of default to the date of the payment in full of such unpaid amount (including from and after the date of the entry of judgment in favor of Payee in an action to collect this Note).

             1.4        In no event shall Payee be entitled to receive interest, at an effective rate in excess of the maximum rate permitted by law.

             1.5        All payments made by the Payor on this Note shall be in U.S. Dollars.  All payments made by the Payor on this Note shall be applied first to the payment of accrued but unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.  In the event the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of such amount shall be extended to the next succeeding Business Day and interest at the Note Rate shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

             1.6        Defined terms used herein shall, unless otherwise defined herein, have the meanings assigned thereto in the Note Purchase Agreement.  For purposes of this Note, the term “Maturity Date” shall mean the earliest to occur of:  (i) July 16, 2001; (ii) the closing of a Qualifying Transaction; and (iii) the date of acceleration of the indebtedness under this Note pursuant to Section 6.

2.          Replacement of Note.  In case this Note is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute and deliver a new Note, in exchange and substitution for this Note.  In the case of destruction, loss or theft, Payee shall furnish to Payor indemnity reasonably satisfactory to Payor, and in any such case, and in the case of mutilation, Payee shall also furnish to Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Note and of the ownership thereof.  Any replacement Note so issued shall be in the same outstanding principal amount as this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been paid, dated the date of this Note.

3.          Prepayment.  At the option of Payor, the principal amount of this Note may be prepaid in whole at any time, or in part from time to time, without penalty or premium, together with interest thereon accrued through the date of such prepayment.  Each partial prepayment of this Note shall first be applied to interest accrued through the date of prepayment and then to principal.

4.          Conversion.

             4.1        Qualifying Transaction.  Concurrently with the closing of a Qualifying Transaction, at the option of Payee, all or any part of the principal of, and accrued interest on, this Note to the extent then outstanding and unpaid, may, upon written notice delivered to Payor in the form attached hereto as Exhibit “A”, be converted into that number of shares of Series A Preferred Stock of Payor being sold in such Qualifying Transaction equal to the amount of principal and interest that Payee elects to convert divided by the per share purchase price of the Series A Preferred Stock sold in such Qualifying Transaction.  Payor and Payee agree that such conversion shall be subject to all of the applicable terms and conditions of this Note, the Note Purchase Agreement and the Securities Purchase Agreement.  Upon conversion of all or any part of the principal of, and accrued interest on, this Note, Payee shall become a party to the Securities Purchase Agreement and all documents related to the issuance and sale of the Series A Preferred Stock and shall be deemed to be a purchaser thereunder.

             4.2        No Qualifying Transaction.  In the event that a Qualifying Transaction does not occur prior to July 16, 2001, then Payee may, at its sole option, elect at any time and from time to time thereafter, by written notice delivered to Payor in the form attached hereto as Exhibit “A”, to convert all or any part of the principal of, and accrued interest on, this Note to the extent outstanding and unpaid as of the date of conversion into that number of shares of Common Stock of Payor equal to the sum that Payee elects to convert divided by the lesser of (i) the average closing price of the Common Stock as quoted on the American Stock Exchange (or any national securities exchange or automated quotation service on which the Common Stock is then listed for trading) during the five consecutive trading days ending on the day immediately prior to the date of conversion or (ii) $1.00 (the “Conversion Price”) (as such amount shall be adjusted from time to time pursuant to Section 4.3).  Payee agrees that such conversion shall be subject to all of the applicable terms and conditions of this Note and the Note Purchase Agreement.

             4.3        Adjustments.  If at any time after the date hereof Payor: (i) pays a dividend in Common Stock or makes a distribution on its Common Stock in shares of its Common Stock; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares; (iii) combines its outstanding shares of Common Stock into a smaller number of shares; (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or (v) issues by reclassification of its Common Stock any shares of its capital stock; then the Conversion Price in effect immediately prior to such action shall be proportionately adjusted so that Payee may thereafter receive upon conversion of this Note the aggregate number and kind of shares of capital stock of the Company that Payee would have owned immediately following such action if Payee had converted this Note immediately prior to such action.  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.  Such adjustment shall be made successively whenever any event listed above shall occur.

             4.4        Reorganization.  If Payor is a party to a consolidation, combination, merger, reorganization or transfer or lease of all or substantially all of its assets that reclassifies or changes its outstanding Common Stock (a “Reorganization”), the person obligated to deliver securities, cash or other assets upon conversion of this Note shall, as a condition to effectiveness of the Reorganization, enter into an amendment to this Note.  The amended Note shall provide that Payee may convert it into the kind and amount of securities, cash or other assets that Payee would have owned immediately after the Reorganization if it had converted the Note immediately before the effective date of the Reorganization.  The Payor shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation (if other than the Company) shall assume by written instrument the obligation to deliver to the Payee such securities, cash or other assets as Payee shall be entitled to purchase in accordance with the foregoing provisions.  The successor to the Company shall provide to the Payee a notice briefly describing the Reorganization and such successor’s compliance with this Section 4.4.  If this Section 4.4 applies as to a transaction, then Section 4.3 does not apply with respect to such transaction.

             4.5        Reservation of Shares.  Payor has reserved and shall continue to reserve out of its authorized but unissued shares of Common Stock enough shares of Common Stock to permit the full conversion of this Note pursuant to Section 4.2.  All shares of Common Stock that may be issued upon conversion of this Note shall be duly authorized, validly issued, fully paid and non-assessable.  Payor shall list such shares on each national securities exchange or automated quotation service on which the Common Stock is listed for trading.

             4.6        Notices.  Whenever the Conversion Price is adjusted, Payor shall promptly mail to Payee a notice of the adjustment, briefly stating the facts requiring the adjustment and the manner of computing it.  If the Company takes any action that would require an amendment to this Note pursuant to Section 4.4 hereof or there is a liquidation or dissolution of the Company, the Company shall deliver to Payee a notice stating the proposed record date for a dividend, distribution, issuance, combination, reclassification, consolidation, merger, transfer, lease, sale, liquidation or dissolution.  The Company shall provide such notice at least 20 days before such date.

             4.7        Registration Rights.  The Company hereby grants to Payee registration rights with respect to the resale of shares of Common Stock issuable upon conversion of this Note, pursuant to the Registration Rights Agreement.

5.          Covenants of Payor.  In addition, Payor covenants and agrees that, so long as this Note remains outstanding and unpaid, in whole or in part:

             5.1        Payor will faithfully and in all material respects perform all of its covenants and agreements under the Transaction Documents.

             5.2        Payor will not issue any equity or debt securities to any Person or issue or incur any debt without the prior written consent of Payee; provided, however, Payor may issue (a) securities as consideration for its contemplated acquisition of Great Lakes Controlled Energy Corporation on terms reasonably satisfactory to Payee; (b) stock options to employees of the Company to purchase Common Stock not to exceed options to purchase in the aggregate more than 2,000,000 shares of Common Stock; and (c) Common Stock issued to holders of the Company’s Series B Convertible Preferred Stock as dividends in accordance with the Series B Convertible Preferred Stock certificate of designations or pursuant to conversion of the Series B Convertible Preferred Stock, or pursuant to the exercise of currently outstanding options and warrants.

             5.3        Payor will promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies that, if unpaid, might become a lien or charge upon such properties or any part thereof, provided, that Payor shall have until May 1, 2001 to pay real estate taxes applicable to its Elk Grove Village, Illinois premises.

             5.4        Payor will not make any loans or advances to any Persons, other than accounts receivable arising in the ordinary course of Payor’s business.  Payor will not declare or pay any dividends or make any distributions on any of its equity securities (other than Common Stock issued to holders of the Company’s Series B Convertible Preferred Stock issued as dividends in accordance with the Series B Convertible Preferred Stock certificate of designations), nor purchase or otherwise acquire or redeem any of its equity securities.

             5.5        Payor will, promptly following its obtaining knowledge of the occurrence of an Event of Default (as defined below) or of any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of Payor’s Chief Executive Officer to Payee setting forth the details of such Event of Default or condition or event and the action that Payor intends to take with respect thereto.

6.          Events of Default.  The occurrence of any of the following events shall be deemed an event of default hereunder (each an “Event of Default”):

             6.1        Payor shall (a) default in the payment when due of principal or interest on this Note or (b) default in the due observance or performance of any other covenant, condition or agreement on the part of Payor to be observed or performed pursuant to the terms of this Note or any other note issued pursuant to the Note Purchase Agreement, or Payor shall default in the due observance or performance of any covenant, condition or agreement on the part of Payor to be observed or performed pursuant to the terms of any Transaction Document to which Payor is a party and the same shall continue for ten (10) days after such default; or

             6.2        The dissolution of Payor or its Subsidiary or any vote in favor thereof by the board of directors and/or stockholders of Payor or its Subsidiary, as the case may be; or

             6.3        Payor or its Subsidiary shall become insolvent, however evidenced, or make an assignment for the benefit of creditors, or file with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets or there shall be filed by Payor or its Subsidiary a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or there shall be filed against Payor or its Subsidiary any such application or petition; or

             6.4        Payor or its Subsidiary shall admit in writing its inability to pay its debts as they mature; or

             6.5        Payor or its Subsidiary shall sell all or substantially all of its assets or merge or be consolidated with or into another entity other than, in the case of any Subsidiary, Payor or another Subsidiary of Payor provided, however, that the Company may consummate the acquisition of Great Lakes Controlled Energy Corporation; or

             6.6        There occurs and continues any default or event of default under the Designated Senior Debt or other indebtedness of the Company with a principal amount greater than $250,000 and the same entitles the holders thereof to accelerate payment thereof, or there commences and continues any proceeding to foreclose a security interest or lien in any material property or assets of Payor or its Subsidiary upon default in the payment or performance of any debt of Payor or its Subsidiary; or

             6.7        The entry against Payor or its Subsidiary of a final judgment for the payment of money of $10,000 or more by a court of competent jurisdiction if such judgment has not been discharged (or the discharge thereof not duly provided for) in accordance with its terms within thirty (30) days of the date of entry thereof, or a stay of execution thereof procured within thirty (30) days from the date of entry thereof and, within such period (or such longer period during which execution of such judgment shall have been effectively stayed) an appeal therefrom shall not have been prosecuted and the execution thereof caused to be stayed during such appeal; or

             6.8        An attachment or garnishment shall have been levied against any material assets of Payor or its Subsidiary and such levy is not vacated, bonded or otherwise terminated within thirty (30) days after the date of the effectiveness of the levy.

Upon the occurrence of any Event of Default and at any time thereafter, Payee shall have the right to declare the principal of, accrued but unpaid interest on, and all other amounts payable under this Note to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable to Payee, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, in case of the occurrence of an Event of Default under Sections 6.3 or 6.4, such amounts shall become immediately due and payable without any such declaration by Payee.

7.          Suits for Enforcement and Remedies.  If any one or more Events of Default shall occur and be continuing, Payee may proceed to (a) protect and enforce Payee’s rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (b) enforce the payment of this Note, or (c) enforce any other legal or equitable right of Payee under this Note.  No right or remedy herein or in any other agreement or instrument conferred upon Payee is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

8.          Subordination.  This Note is subordinated to principal and accrued interest and fees on Designated Senior Debt to the extent provided in the Note Purchase Agreement.  The Company agrees, and each holder by accepting this Note agrees, to such subordination.

9.          Unconditional Obligation; Fees, Waivers, etc.

             9.1        The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

             9.2        If Payee shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from Payor, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by Payee in connection therewith, including, without limitation, reasonable attorneys’ fees, costs of suit and disbursements, including reasonable out-of-pocket expenses of Payee or its attorneys.

             9.3        No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

             9.4        Any term, covenant, agreement or condition of this Note may, with the consent of Payor, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if Payor shall have obtained the consent in writing of Payee.

             9.5        Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which Payee had or is existing as security for any amount called for hereunder, except as specifically provided herein.

10.        Miscellaneous.

             10.1      The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

             10.2      Notices, demands or other communications given or made in connection with this Note shall be in writing and delivered in accordance with the provisions of Section 9.3 of the Note Purchase Agreement.

             10.3      This Note and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the internal substantive laws of the State of New York without giving effect to the choice of laws rules thereof.

             10.4      PAYOR (A) AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE WILL BE INSTITUTED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, OR ANY FEDERAL COURT IN THE STATE OF NEW YORK, (B) WAIVES ANY OBJECTION THAT PAYOR MAY HAVE NOW OR HEREAFTER BASED UPON FORUM NON CONVENIENS OR TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND (C) IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE COURTS LOCATED IN THE STATE OF NEW YORK IN ANY SUCH SUIT, ACTION OR PROCEEDING.  PAYOR FURTHER AGREES TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS THAT MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON THE PAYOR, MAILED BY CERTIFIED MAIL TO PAYOR’S ADDRESS, WILL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON PAYOR, IN ANY SUIT, ACTION OR PROCEEDING.  FURTHER, BOTH PAYOR AND PAYEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE.

             10.5      This Note shall bind the Company and its successors and assigns.

             IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date first written above.

ELECTRIC CITY CORP.
a Delaware corporation

By /s/ Jeffrey Mistarz

Name: Jeffrey Mistarz
Title: Chief Financial Officer

[SIGNATURE PAGE TO CONVERTIBLE SENIOR SUBORDINATED PROMISSORY NOTE]

CONVERTIBLE SENIOR SUBORDINATED
PROMISSORY NOTE

GRID

DATE	Amount of Loan	Note Rate	Principal Amount of Note and/or Interest Repaid or Converted and Date	Notation Made By

EXHIBIT A

Form of Conversion Notice

Dated: ____________________, ____

To:       Electric City Corp. (the “Company”)

                           Reference is made to the Convertible Senior Subordinated Promissory Note and Warrant Purchase Agreement (as it may be amended from time to time, the “Agreement”) dated April 18, 2001.  Terms defined therein are used herein as therein defined.

                           The undersigned, pursuant to the provisions set forth in the Agreement and the Note, hereby irrevocably elects and agrees to convert (i) outstanding principal under the Note in the amount of $_______, and (ii) accrued but unpaid interest thereon in the amount of $_______, which together are convertible in the aggregate into _______ shares of Series A Preferred Stock [Common Stock] of the Company.

                           The undersigned hereby represents that it is converting such principal and accrued interest under the Note for its own account for investment purposes and not with the view to any sale or distribution and that the undersigned will not offer, sell or otherwise dispose of such securities in violation of applicable securities laws.

Newcourt Capital USA, Inc.,
a Delaware corporation

By:

Name:

Title:

Exhibit B

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

THE COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY.

WARRANT NO. 11

WARRANT CERTIFICATE

TO PURCHASE SHARES OF COMMON STOCK,

PAR VALUE $.0001 PER SHARE

OF

ELECTRIC CITY CORP.

             THIS IS TO CERTIFY THAT Newcourt Capital USA, Inc., a Delaware corporation or its registered assigns (the “Holder”), is the owner of 1,700,000 warrants (the “Warrants”), each of which entitles the registered Holder thereof to purchase from Electric City Corp., a Delaware corporation (the “Company”), one fully paid, duly authorized and nonassessable share of Common Stock, par value $.0001 per share (the “Common Stock”), of the Company at any time or from time to time on or before 5:00 p.m., New York City time, on the Warrant Expiration Date (which shall in no event be later than April 18, 2004), at an exercise price of $2.50 per share, subject to adjustment from time to time as set forth herein (the “Exercise Price”), all on the terms and subject to the conditions hereinafter set forth.

             The number of shares of Common Stock issuable upon exercise of each Warrant (the “Number Issuable”) shall be determined for each Warrant by dividing $2.50 by the Exercise Price in effect at the time of such exercise, and is initially one (1) share of Common Stock.  Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 13 hereof or, if not therein defined, in the Note Purchase Agreement.

             Section 1.         Exercise Of Warrant.  Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the registered Holder hereof at any time or from time to time on or before 5:00 p.m., New York City time, on the Warrant Expiration Date, upon delivery to the Company at the principal executive office of the Company in the United States of America, of (a) this Warrant Certificate, (b) a written notice stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the number of Warrants being exercised and the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued and (c) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants, which shall be payable by any one or any combination of the following: (i) cash, (ii) certified or official bank check payable to the order of the Company, (iii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant certificate presented in connection with a Cashless Exercise (as defined below)) of a Warrant or Warrants (represented by one or more relevant Warrant certificates), and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering Holder of such number of shares of Common Stock equal to the number of shares of Common Stock for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) reduced by that number of shares of Common Stock equal to the number of shares for which such Warrant is exercisable multiplied by a fraction the numerator of which is (A) the Exercise Price and the denominator of which is (B) the Market Price of one share of Common Stock on the Business Day that immediately precedes the day of exercise of the Warrant, or (iv) by the delivery of shares of Common Stock that are either held by the Holder or are acquired in connection with such exercise, and without payment of the Exercise Price in cash.  Any share of Common Stock delivered as payment of the Exercise Price in connection with an In–Kind Exercise (as defined below) shall be deemed to have a value equal to the Market Price of one share of Common Stock on the Business Day that immediately precedes the day of exercise of the Warrant.  An exercise of a Warrant in accordance with clause (iii) is herein referred to as a “Cashless Exercise” and an exercise of a Warrant in accordance with clause (iv) is herein referred to as an “In–Kind Exercise.” The documentation and consideration, if any, delivered in accordance with clauses (a), (b) and (c) of this paragraph above are collectively referred to herein as the “Warrant Exercise Documentation.” For the purposes of this Section 1, Market Price shall be calculated without reference to the last sentence of the definition thereof.

               As promptly as practicable, and in any event within two Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock issuable in connection with such exercise, and if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised; provided, however, that no new Warrant Certificate need be delivered if the Warrant Expiration Date has occurred.  Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

             The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby.  The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered Holder of the Warrants evidenced hereby.

             In connection with the exercise of any Warrants evidenced hereby, at the Company’s option, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company may elect to pay a cash adjustment in respect of such fractional interest in an amount equal to any such fractional interest multiplied by the current Market Price per share of Common Stock on the Business Day that precedes the day of exercise.  If more than one such Warrant shall be exercised by the Holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

             Section 2.         Adjustments. The Exercise Price shall be subject to adjustment from time to time as provided in this Section 2.

             (a)         Adjustment of Exercise Price Upon Issuance of Common Stock.  If after April 18, 2001 (the “Issue Date”) the Company shall issue or sell any shares of its Common Stock (except upon exercise of the Warrants and shares issued as a result of adjustments made under the terms of the Warrants) for a consideration per share less than (including, without limitation, those circumstances described in paragraphs (i) through (ix) below) the Exercise Price in effect on the date immediately prior to the date of such issue or sale, then, immediately upon such issue or sale, the Exercise Price then in effect shall be reduced to the price (calculated to the nearest cent) determined by dividing (I) an amount equal to the sum of (A) the aggregate consideration to be received by the Company upon the full exercise of this Warrant (the “Aggregate Price”) and (B) the aggregate consideration, if any, received by the Company for all shares of Common Stock issued or sold on the date of such issue or sale, by (II) an amount equal to the sum of (X) the Number Issuable prior to adjustment and (Y) the number of shares of Common Stock issued or sold on the date of such issuance or sale.

             No adjustment of the Exercise Price, however, shall be made in an amount less than $.01 per share, but any lesser adjustment shall be carried forward and shall be made upon the time of and together with the next subsequent adjustment, if any.

             For the purposes of this Section 2(a), the following paragraphs (i) through (ix) shall also be applicable:

                           (i)          Issuance of Rights or Options.  In case at any time after the Issue Date the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options or warrants for the purchase of, Common Stock or any stock, notes or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock, notes or securities being herein called “Convertible Securities”), whether or not such rights, options or warrants or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights, options or warrants or upon conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, in cash or in property received or receivable by the Company as consideration for the granting of such rights, options or warrants, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights, options or warrants, plus, in the case of such rights, options or warrants that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, options or warrants or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights, options or warrants) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights, options or warrants, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, options or warrants or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights, options or warrants shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share.  Except as provided in Section 2(a)(iii), no further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights, options or warrants or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (ii)         Issuance of Convertible Securities.  In case at any time after the Issue Date the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount in cash or in property received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; provided, however, that (I) except as otherwise provided in Section 2(a)(iii), no further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (II) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

                           (iii)        Change in Option Price or Exercise Price.  If the purchase price provided for in any right or option referred to in Section 2(a)(i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 2(a)(i) or 2(a)(ii), or the rate at which any Convertible Securities referred to in Section 2(a)(i) or 2(a)(ii) are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Exercise Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Exercise Price that would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.  On the expiration of any such option or right referred to in Section 2(a)(i) or the termination of any such right to convert or exchange any such Convertible Securities referred to in Section 2(a)(i) or 2(a)(ii), the Exercise Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Exercise Price that would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted, issued or sold, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.  If the purchase price provided for in any such right or option referred to in Section 2(a)(i) or the rate at which any Convertible Securities referred to in Section 2(a)(ii) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder shall, if not already adjusted, forthwith be adjusted to such amount as would have obtained had such right, option or Convertible Securities never been issued as to such shares of Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby reduced.

                           (iv)       Stock Dividends.  In case at any time the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in shares of Common Stock or Convertible Securities, any shares of Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           (v)        Consideration for Stock.  Anything herein to the contrary notwithstanding, in case at any time any shares of Common Stock or Convertible Securities or any rights, options or warrants to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

                           In case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, in whole or in part, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.  In case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving company, the amount of consideration received therefor shall be deemed to be the fair value as determined reasonably and in good faith by the Board of Directors of the Company of such portion of the assets and business of the nonsurviving corporation as the Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be.  In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no consideration is allocated to such rights or options by the parties thereto, such rights or options shall be deemed to have been issued for an amount of consideration equal to the fair value thereof as determined reasonably and in good faith by the Board of Directors of the Company.

                           (vi)       Record Date.  In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (vii)      Treasury Shares.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 2(a).

                           (viii)     Adjustment to Determination of Exercise Price.  When making the calculations and determinations described in this Section 2(a), there shall not be taken into account (A) the issuance of Common Stock upon the exercise of options or warrants outstanding on the Issue Date or upon conversion of the Notes and (B) the issuance of Common Stock upon exercise of the Warrants evidenced by this Warrant Certificate.

                           (ix)        Good Faith.  If any event occurs as to which in the reasonable opinion of the Board of Directors of the Company, in good faith, the other provisions of this Section 2 are not strictly applicable but the lack of any adjustment in the Exercise Price or the Number Issuable or both would not in the opinion of the Board of Directors of the Company fairly protect the exercise rights of the holders of the Warrants, in accordance with the basic intent and principles of such provisions, then the Board of Directors of the Company shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which shall give their opinion upon the adjustment, if any, to the Exercise Price or Number Issuable or both, as the case may be, on a basis consistent with the basic intent and principles of this Section 2, necessary to preserve, without dilution, the exercise rights of all the registered Holders of the Warrants in accordance with this Warrant Certificate.

                           (x)         Notice of Change in Exercise Price.  The Company promptly shall deliver to each registered Holder of Warrants at least five Business Days prior to effecting any transaction that would result in an increase or decrease in the Exercise Price pursuant to this Section 2, together with a certificate, signed by the Chief Executive Officer, President or a Vice–President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Exercise Price then in effect following such adjustment.

             (b)        Subdivision or Combination of Stock.  In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

             (c)         Reorganization; Reclassification; Consolidation; Merger or Sale of Assets.  In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving person and that does not result in any reclassification or change of outstanding Common Stock) (any of the foregoing, a “Transaction”), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to each Holder of the Warrants evidenced hereby, at least five Business Days prior to effecting any of the foregoing Transactions, a certificate that the Holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant could have been exercised immediately prior to such Transaction.  Such certificate shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 and shall contain other terms identical to the terms hereof.   If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Persons and other than the Company, who controls or is controlled by the successor or purchasing Person or who, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to Holders of the Warrants upon exercise thereof as provided above.  The provisions of this Section 2(c) similarly shall apply to successive Transactions.

             (d)        Special Distributions.  In the event that the Company shall declare a dividend or make any other distribution (including, without limitation, in cash, in notes or other debt securities or in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock)) of the Company, whether or not pursuant to a stockholder rights plan, “poison pill” or similar arrangement (but excluding any dividend or distribution that results in an adjustment to the Exercise Price pursuant to Section 2(a)) in other property or assets, to holders of Common Stock (a “Special Distribution”), then the Board of Directors shall set aside the amount of such dividend or distribution that each Holder of Warrants would have been entitled to receive had it exercised such Warrants prior to the record date for such dividend or distribution.  Upon the exercise of a Warrant evidenced hereby, the Holder shall be entitled to receive such dividend or distribution that such Holder would have received had such Warrant been exercised immediately prior to the record date for such dividend or distribution.

             Section 3.         Notice of Certain Events.  In case at any time or from time to time the Company shall declare any dividend or any other distribution to the holders of its Common Stock, or shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, or shall authorize the issuance or sale of any other shares or rights that would result in an adjustment to the Exercise Price pursuant to Section 2(a) or would result in a Special Distribution described in Section 2(d), or there shall be any capital reorganization or reclassification of the Common Stock or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to each Holder of the Warrants evidenced hereby at such Holder’s address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 10 Business Days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (b) the issue date of such dividend, distribution, rights or warrants or (c) the date on which such reorganization, reclassification, consolidation, merger, sale, disposition, dissolution, liquidation or winding up is expected to become effective.  Such notice also shall specify the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, disposition, dissolution, liquidation or winding up.

             Section 4.         Certain Covenants.  The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Common Stock upon exercise of the Warrants, the maximum number of shares of Common Stock that may then be deliverable upon the exercise of all outstanding Warrants. The Company shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

             The Company or, if appointed, the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Certificate on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.  The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 2(a)(x) hereof.

             Before taking any action that would cause an adjustment pursuant to Section 2 hereof to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company will take any corporate action that may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock at the Exercise Price as so adjusted.

             The Company covenants that all Common Stock that may be issued upon exercise of the Warrants will, upon issue, be validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

             Section 5.         Registered Holder.  The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes.  The registered Holder of this Warrant Certificate, in its capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

             Section 6.         Transfer of Warrants.  Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered Holder hereof, at the principal executive office of the Company in the United States of America.  Thereupon, the Company shall issue in the name or names specified by the registered Holder hereof and, in the event of a partial transfer, in the name of the registered Holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

             Section 7.         Restrictive Legend.  Each certificate representing the Common Stock issued upon exercise of this Warrant shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY.

Said legend shall be removed by the Company, upon the request of the holder thereof, at such time as the restrictions on the transfer of the applicable security under applicable securities laws shall have terminated.

             Section 8.         Denominations.  The Company will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered Holder hereof a new Warrant Certificate or Certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

             Section 9.         Replacement of Warrants.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

             Section 10.       Governing Law.  Except as to matters governed by the General Corporation Law of the State of Delaware and decisions thereunder of the Delaware courts applicable to Delaware corporations, which shall be governed by such laws and decisions, this Warrant Certificate shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

             Section 11.       Rights Inure to Registered Holder.  The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered Holder thereof and the Company and its successors and permitted assigns.  Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered Holder and its successors thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered Holder.  Nothing in this Warrant Certificate shall be construed to give the registered Holder hereof any rights as a Holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

             Section 12.       Notice. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first–class mail, return receipt requested, nationally recognized overnight service or personal delivery, (a) if to the Holder of a Warrant, at such Holder’s last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States located at the address designated for notices in the Note Purchase Agreement, or such other address as shall have been furnished to the party given or making such notice, demand or other communication.  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered if delivered by a nationally recognized overnight delivery service; and five Business Days after being deposited in the mail, as aforesaid, postage prepaid, if mailed.

             Section 13.       Definitions.  Capitalized terms used herein but not otherwise defined have the meanings given to them in the Securities Purchase Agreement.  For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

             “Aggregate Price” shall have the meaning set forth in Section 2(a) hereof.

             “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

             “Cashless Exercise” shall have the meaning set forth in Section 1 hereof.

             “Company” shall have the meaning set forth in the preamble hereof.

             “Common Stock” shall have the meaning set forth in the preamble hereof.

             “Convertible Securities” shall have the meaning set forth in Section 2(a)(i) hereof.

             “Exercise Price” shall have the meaning set forth in the preamble hereof.

             “Holder” shall have the meaning set forth in the preamble.

             “In-Kind Exercise” shall have the meaning set forth in Section 1 hereof.

             “Issue Date” shall have the meaning set forth in Section 2(a) hereof.

             “Market Price” means the last reported sale price of the applicable security as reported by the American Stock Exchange, or the National Association of Securities Dealers, Inc. Automatic Quotations System, or, if the applicable security is listed or admitted for trading on another securities exchange, the last reported sales price of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over–the–counter market.  In the event that the Market Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Market Price on the basis of such quotations as it in good faith considers appropriate, in consultation with a nationally recognized investment bank.  The Market Price shall be such price averaged over a period of 10 consecutive Business Days ending two days prior to the day as of which “Market Price” is being determined.

             “Note Purchase Agreement” means that certain Convertible Senior Subordinated Promissory Note and Warrant Purchase Agreement, dated as of April 18, 2001, among the Company and the Holder, as the same may be amended, modified or otherwise supplemented from time to time in accordance with its terms.

             “Number Issuable” shall have the meaning set forth in the preamble.

             “Person” means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

             “Special Distribution” shall have the meaning set for this Section 2(d) hereof.

             “Transaction” shall have the meaning set forth in Section 2(c) hereof.

             “Transfer Agent” shall have the meaning set forth in Section 4 hereof.

             “Warrants” shall have the meaning set forth in the preamble hereof.

             “Warrant Exercise Documentation” shall have the meaning set forth in Section 1 hereof.

             “Warrant Expiration Date” means the third anniversary of the Issue Date.

[Signature Page Follows]

             IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the Issue Date.

COMPANY

ELECTRIC CITY CORP.,
a Delaware corporation

By:

Name:	John Mitola

Title:	CEO

HOLDER

NEWCOURT CAPITAL USA,
INC., a Delaware corporation

By:

Name:	Guy Piazza

Title:	Managing Director

By:

Name:	Karen Scowcroft

Title:	Vice President

Form of Assignment Form

[To be executed upon assignment of Warrants]

             The undersigned hereby assigns and transfers unto ______________________, whose Social Security Number or Tax ID Number is ____________________ and whose record address is ___________________________________ the rights represented by the attached Warrant Certificate with respect to ___ Warrants to which the attached Warrant Certificate relates, and irrevocably appoints ______________________ as agent to transfer this security on the books of the Company.  Such agent may substitute another to act for such agent.

Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

Signature Guarantee:

Date:

(SUBSCRIPTION FORM TO BE EXECUTED UPON EXERCISE OF
SOME OR ALL OF THE WARRANTS)

             The undersigned, registered Holder or assignee of such registered Holder of the within Warrant Certificate, hereby:

             (a) subscribes for ___ shares of Common Stock which the undersigned is entitled to purchase under the terms of the within Warrant Certificate, (b) makes the full cash payment therefor called for by the within Warrant Certificate or elects a Cashless Exercise or In-Kind Exercise as provided therein, and (c) directs that the Common Stock issuable upon exercise of said Warrants be issued as described hereunder.

(Name)

(Address)

SIGNATURE
Dated:

Exhibit C

REGISTRATION RIGHTS AGREEMENT

             This Registration Rights Agreement, dated as of April 18, 2001 (as it may be amended from time to time, this “Agreement”), is made by and among Electric City Corp., a Delaware corporation (the “Company”), and Newcourt Capital Securities, Inc., a Delaware corporation (“Holder”, together with the Company, the “Parties”).

WITNESSETH

             WHEREAS, Holder intends to loan to the Company up to $2,000,000 aggregate principal amount pursuant to that certain Convertible Senior Subordinated Promissory Note and Warrant Purchase Agreement (as it may be amended from time to time, the “Note Purchase Agreement”);

             WHEREAS, the parties intend for the Company to issue in return for such advances one or more convertible senior subordinated promissory notes (individually, as it may be amended from time to time, a “Note” and collectively, the “Notes”) and certain warrants to purchase shares of Common Stock of the Company (as it may be amended from time to time, the “Warrants”); and

             WHEREAS, it is a condition to the obligation of Holder to loan to the Company up to $2,000,000 pursuant to the Note Purchase Agreement that the Parties execute and deliver this Agreement.

AGREEMENT

             NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

             1.1        Definitions.  All terms capitalized but not defined herein shall have the meaning attributable to such terms in the Note Purchase Agreement, except where the context otherwise requires.  The following additional terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following respective meanings, such meanings to be equally applicable to the singular and plural forms thereof:

                           “Agreement” shall have the meaning set forth in the preamble of this Agreement.

                           “Commission” means the United States Securities and Exchange Commission or other governmental authority at the time administering the Securities Act.

                                        “Common Stock” means and includes the Company’s authorized common stock, par value $.0001 per share.

                           “Company” shall have the meaning set forth in the preamble of this Agreement.

             “Eligible Securities” means (i) the shares of Common Stock issued upon conversion of any outstanding principal or accrued interest under the Notes pursuant to Section 4.2 of such Notes; (ii) the shares of Common Stock issued or issuable upon exercise of the Warrants; and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of, the shares described in clauses (i) and (ii) and this clause (iii); provided, however, that the foregoing definition shall exclude in all cases any Eligible Securities sold by a Holder in a transaction in which its rights under this Agreement are not also assigned.

             “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

              “Holder” means have the meaning set forth in the preamble of this Agreement.

             “Note” or “Notes” shall have the meaning set forth in the recitals hereof.

             “Note Purchase Agreement” shall have the meaning set forth in the recitals hereof.

              “Parties” shall have the meaning set forth in the preamble of this Agreement.

             “Registration Request” shall have the meaning set forth in Section 2.1 hereof.

                            “Securities Act” means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

                           “Warrants” shall have the meaning set forth in the recitals hereof.

ARTICLE II
REGISTRATION RIGHTS

             2.1        Requested Registration.

                                        (a)         At any time after the date hereof, Holder may deliver to the Company a written request (a “Registration Request”) that the Company file and use its best efforts to cause to become effective a “shelf” registration statement on Form S-3 (or if Form S-3 is not then available, Form S-1 or such other form that the Company is eligible to use with respect to the Eligible Securities) under the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act with respect to such number of Eligible Securities owned by Holder as shall be specified in such request; provided, however, that the Company shall not be required to effect more than two registrations on Form S-1 (or any successor form) and two registrations on Form S-3 (or any successor form) pursuant to this Section 2.1.  If such offering is to be an underwritten offering, the managing underwriter or underwriters must be reasonably acceptable to both Holder and the Company, which acceptance shall not be unreasonably withheld. The Company shall also be entitled to include in any registration statement filed pursuant to a Registration Request, for sale in accordance with the method of disposition specified in such Registration Request, such number of shares of Common Stock as the Company shall be contractually obligated to sell for the account of other security holders.   Notwithstanding the foregoing provisions of this Section 2.1(a), to the extent that, in the opinion of the underwriter or underwriters (if the method of disposition shall be an underwritten public offering), marketing considerations require the reduction of the number of shares of Common Stock covered by any such registration, the number of shares of Common Stock to be registered and sold pursuant to such registration shall be reduced as follows:

                           (i)          First, the number of shares of Common Stock to be registered on behalf of Persons other than the Holder, if any, shall be reduced (to zero, if necessary) pro rata according to the number of shares of restricted Common Stock held by each to the extent permitted by the Company’s agreements with such Persons; and

                           (ii)         Second, the number of shares of Eligible Securities to be registered on behalf of the Holder and of shares of Common Stock held by other Persons holding registration rights granted by the Company entitled to be included pro rata with the Holder shall be reduced pro rata according to the number of shares of Eligible Securities held by each.

             In the event that the number of shares of Eligible Securities that are actually registered under any Registration Request under this Section 2.1(a) is less than the number requested to be registered by the Holder because of inclusion of shares of Common Stock held by other Persons with registration rights that must be included in such registration pursuant to clause (ii) above, then such Registration Request shall not be deemed to be one of the Registration Requests that may be demanded by the Holder pursuant to this Section 2.1(a).

                                        (b)        As soon as practicable following the receipt of a Registration Request, the Company will use its best efforts to register under the Securities Act, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act, the number of shares of Eligible Securities specified in such Registration Request.

                           2.2        Registration Procedures.  If and whenever the Company is required by the provisions of Section 2.1 to effect the registration of any Eligible Securities under the Securities Act, the Company shall:

                                        (a)         prepare and file with the Commission a registration statement with respect to such securities that will permit the public resale thereof without restriction under the Securities Act and in accordance with the method of distribution specified in the Registration Request, and the Company shall use its best efforts (i) to cause such registration statement to be filed within 45 days of receipt of the Registration Request, (ii) to cause such registration statement to be declared effective as promptly as practicable and (iii) to maintain the effectiveness of such registration statement until such time as all securities registered thereunder shall have been sold;

                                        (b)        promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to effect and maintain the effectiveness of such registration statement for the period specified in Section 2.2(a) and as to comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period, including such amendments or supplements as are necessary to cure any untrue statement or omission referred to in Section 2.2(e)(vi);

                                        (c)         provide to the managing underwriter or underwriters, not more than one counsel for all underwriters, Holder and not more than one counsel for Holder the opportunity to participate in the preparation of (i) such registration statement, (ii) each prospectus relating thereto and included therein or filed with the Commission and (iii) each amendment or supplement thereto;

                                        (d)        make available for inspection by the parties referred to in Section 2.2(c) such financial and other information and books and records of the Company, and cause the officers, directors and employees of the Company, and counsel and independent certified public accountants of the Company, to respond to such inquiries, as shall be reasonably necessary, in the judgment of respective counsel to Holder and such underwriter or underwriters, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that each such person shall be required to retain in confidence and not to disclose to any other person any information or records reasonably designated by the Company in writing as being confidential until such time as such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), unless (i) such person shall be required to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter or (ii) such information is required to be set forth in such registration statement or the prospectus included therein or in an amendment to such registration statement or an amendment or supplement to such prospectus in order that such registration statement, prospectus, amendment or supplement, as the case may be, shall not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and such information has not been so set forth after the request by Holder to such effect;

                                        (e)         immediately notify the persons referred to in Section 2.2(c) and (if requested by any such person) confirm such advice in writing, (i) when such registration statement or any prospectus included therein or any amendment or supplement thereto has been filed and, with respect to such registration statement or any such amendment, when the same has become effective, (ii) of any material comments by the Commission with respect thereto or any request by the Commission for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contemplated by Section 2.2(1)(i) cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Eligible Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (vi) at any time when a prospectus is required to be delivered under the Securities Act, of the occurrence or failure to occur of any event, or any other change in law, fact or circumstance, as a result of which such registration statement, prospectus or any amendment or supplement thereto, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                                        (f)         take reasonable efforts to obtain the withdrawal at the earliest practicable date of any order suspending the effectiveness of such registration statement or any post–effective amendment thereto;

                                        (g)        if requested by the managing underwriter or underwriters or Holder, promptly incorporate in a prospectus supplement or post–effective amendment such information as such managing underwriter or underwriters or Holder reasonably specify should be included therein relating to the terms of the sale of such Eligible Securities, including, without limitation, information with respect to the number of Eligible Securities being sold to such underwriters, the name and description of Holder, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Eligible Securities to be sold in such offering, and make all required filings of such prospectus supplement or post–effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post–effective amendment;

                                        (h)        furnish to Holder and each underwriter and counsel for Holder, if any, a copy of such executed registration statement, each such amendment and supplement thereto (in each case including all exhibits thereto, whether or not such exhibits are incorporated by reference therein) and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and each amendment or supplement thereto, in conformity with the requirements of the Securities Act, as Holder and managing underwriter, if any, may reasonably request in order to facilitate the disposition of Eligible Securities by Holder or by the participating underwriters;

                                        (i)          use its best efforts to (i) register or qualify the Eligible Securities to be included in such registration statement under such other securities laws or blue sky laws of such jurisdictions as Holder and each managing underwriter, if any, thereof shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as is necessary to effect the disposition of such Eligible Securities in the manner contemplated by the registration statement, the prospectus included therein and any amendment or supplement thereto and (iii) take any and all such actions as may be reasonably necessary or advisable to enable Holder and any participating underwriter or underwriters to consummate the disposition in such jurisdictions of such Eligible Securities;

                                        (j)          cooperate with Holder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Eligible Securities to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods, and which shall not bear any restrictive legends; and, in the case of an underwritten public offering, enable such Eligible Securities to be registered in such names as the underwriter or underwriters may request at least two (2) business days prior to any sale of such Eligible Securities;

                                        (k)         provide not later than the effective date of the registration statement a transfer agent and registrar for such Eligible Securities and a CUSIP number for all Eligible Securities;

                                        (l)          enter into an underwriting agreement, engagement letter, agency agreement, “best efforts” underwriting agreement or similar agreement, as appropriate, and take such other actions in connection therewith as Holder shall reasonably request in order to expedite or facilitate the disposition of such Eligible Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten public offering, (i) make such representations and warranties to Holder and the underwriters, if any, in form, substance and scope as are customarily made in an underwritten public offering; (ii) obtain an opinion of counsel to the Company in customary form and covering such matters as are customarily covered by such an opinion as Holder and the underwriters, if any, may reasonably request, addressed to Holder and the underwriters, if any, and dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement); (iii) obtain a “cold comfort” letter from the independent certified public accountants of the Company addressed to Holder and the underwriters, if any, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, also dated the date of the closing under the underwriting agreement), such letter to be in customary form and covering such matters as are customarily covered by such letters; (iv) deliver such documents and certificates as may be reasonably requested by Holder and the managing underwriter or underwriters, if any, to evidence compliance with clause (i) of this Section 2.2(1) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and (v) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Sections 2.3, 2.4 and 2.5 hereof;

                                        (m)        cause all such Eligible Securities registered hereunder to be listed on each securities exchange or over-the-counter market on which similar securities issued by the Company are then listed, if applicable; and

                                        (n)        otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

                                        Notwithstanding the provisions of Section 2.2(a), the Company’s obligation to file a registration statement, or cause such registration statement to become effective, shall be suspended, without incurring any liability to Holder, for a period not to exceed 60 days if there exists at the time material non–public information relating to the Company that, in the reasonable opinion of the Company, should not be disclosed, provided that any such suspension shall occur no more than once in any 12–month period.  In such an event, the Company shall promptly inform Holder of the Company’s decision to defer filing of a registration statement and shall notify Holder promptly (but in any event not later than upon the expiration of the 60–day period specified in the immediately preceding sentence) of the recommencement of the Company’s best efforts to file the registration statement and to cause the registration statement to become effective.  If the Company shall so postpone the filing of a registration statement, (i) the Company shall use its reasonable best efforts to limit the delay to as short a period as is practicable and (ii) Holder shall have the right to withdraw the request for registration by giving written notice to the Company at any time.  In the event of such withdrawal, such request shall not be counted for purposes of the number of requests for registration to which the Holder is entitled pursuant to Section 2.1(a).

                                        In connection with each registration of Eligible Securities hereunder, Holder will furnish to the Company in writing such information with respect to it and the proposed distribution by it as shall be reasonably necessary in order to assure compliance with applicable federal and state securities laws.  Holder also agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by Holder to the Company or of the occurrence of any other event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding Holder or the distribution of such Eligible Securities or omits to state any material fact regarding Holder or the distribution of such Eligible Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update such previously furnished information or required so that such prospectus shall not contain, with respect to Holder or the distribution of such Eligible Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances then existing.  Holder further agrees that upon giving any notice referred to in the immediately preceding sentence, or upon receipt of any notice from the Company pursuant to Section 2.2(e)(vi) hereof, Holder shall forthwith discontinue the disposition of Eligible Securities pursuant to the registration statement applicable to such Eligible Securities until Holder shall have received copies of an amended or supplemented registration statement or prospectus, and if so directed by the Company, Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in Holder’s possession of the prospectus covering such Eligible Securities at the time of receipt of such notice.

             2.3        Expense.  The Company shall pay all expenses incurred in complying with Sections 2.1 and 2.2, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses of one counsel for Holder, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws (other than those that by law must be paid by selling security holders), transfer taxes, fees of transfer agents and registrars and stock exchange listing fees, but excluding all underwriting discounts and selling commissions applicable to the sale of Eligible Securities.

             2.4        Indemnification.

                           (a)         In the event of a registration of Eligible Securities under the Securities Act pursuant to Sections 2.1 and 2.2, the Company shall indemnify and hold harmless Holder, each officer and director of Holder, each underwriter of such Eligible Securities thereunder and each other person, if any, who controls Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Holder, or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise or in any action in respect thereof, and will reimburse Holder and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Eligible Securities were registered under the Securities Act pursuant to Sections 2.1 and 2.2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to Holder or such officer, director, underwriter or controlling person in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by Holder, or such officer, director, underwriter or controlling person in writing specifically for use in such registration statement or prospectus.

                           (b)        Holder will indemnify and hold harmless the Company, each underwriter and each person, if any, who controls the Company or any underwriter within the meaning of the Securities Act, each officer of the Company who signs the registration statement, and each director of the Company, against all losses, claims, damages or liabilities, joint or several, to which the Company or any such officer, director, underwriter, or controlling person may become subject under the Securities Act or otherwise, and shall reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, but only to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to Holder furnished in writing to the Company by Holder specifically for use in the registration statement or prospectus relating to such Eligible Securities.  Notwithstanding the immediately preceding sentence, the liability of Holder hereunder shall not in any event exceed the net proceeds received by Holder from the sale of Eligible Securities covered by such registration statement.

                           (c)         Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party, if a claim in respect thereof is to be made against an indemnifying party hereunder, shall notify such indemnifying party in writing thereof, but the omission so to notify such indemnifying party shall not relieve such indemnifying party from any liability that it may have to any indemnified party other than under this Section 2.4 and, unless the failure to so provide notice materially adversely affects or prejudices such indemnifying party’s defense against any action, shall not relieve such indemnifying party from any liability that it may have to any indemnified party under this Section 2.4.  In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from such indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 2.4 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume and undertake the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such defense to be reimbursed by the indemnifying party as incurred.

                           (d)        No indemnifying party shall be liable for any amounts paid in a settlement effected without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed.  No indemnifying party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation.

                           (e)         The reimbursements required by this Section 2.4 shall be made by periodic payment during the course of the investigation or defense, as and when bills are received and expenses incurred.

             2.5        Contribution.  If for any reason the indemnity set forth in Section 2.4 is unavailable or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by said indemnity (a) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other hand (determined by reference to, among other things, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) or (b) if the allocation provided by
Section 2.5(a) above is not permitted by applicable law or provides a lesser sum to such indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party and such indemnified party but also the relative benefits received by the indemnifying party on the one hand and such indemnified party on the other hand, as well as any other relevant equitable considerations.

                           The Parties agree that it would not be just and equitable if contribution pursuant to this Section 2.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable consideration referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in such paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 2.5, Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the sale of Eligible Securities sold by Holder and distributed to the public exceeds the amount of any damages that Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person that is not guilty of such fraudulent misrepresentation.

             2.6        Underwriting Agreement.  If Eligible Securities are to be sold pursuant to a registration statement in an underwritten offering pursuant to Sections 2.1 and 2.2, each of the Company and Holder agrees to enter into a written agreement with the managing underwriter or underwriters selected in the manner herein provided in such form and containing such provisions as are reasonably satisfactory to the Company and Holder and as are customary in the securities business for such an arrangement among such underwriter or underwriters, Holder and companies of the Company’s size and investment stature. Holder shall not be required to make any representations and warranties to the Company or the underwriters other than representations or warranties regarding the identity of Holder, Holder’s Eligible Securities, Holder’s ability to transfer title to Holder’s Eligible Securities and Holder’s intended method of distribution or any other representations required by applicable law.

                          2.7        Reports Under Securities Exchange Act of 1934.  With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                           (a)         make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                           (b)        take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holder to use Form S-3 for the sale of its Eligible Securities;

                           (c)         file with the SEC in a timely manner all reports and other documents as may be required of the Company under the Securities Act and the Exchange Act; and

                           (d)        furnish to Holder, so long as Holder owns any Eligible Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

ARTICLE III
MISCELLANEOUS

             3.1        Assignment; Third Party Beneficiaries.  All covenants and agreements contained in this Agreement by or on behalf of any of the signatories shall bind and inure to the benefit of the respective successors and assigns of the signatories, whether so expressed or not.  If any transferee of Holder shall acquire Eligible Securities in any manner (other than by way of a registered public offering), whether by operation of law or otherwise, such Eligible Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Eligible Securities such transferee shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.  The benefits to which any such transferee shall be entitled shall include, without limitation, the rights to register Eligible Securities under Sections 2.1 and 2.2.

                          3.2        Notices.  All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

                           (i)          If to the Company: 1286 Landmeier Road, Elk Grove Village, IL 60007-2410, Fax No. 847-437-4969, Attention: General Counsel.

                           (ii)         If to Holder: at the address set forth in the Note Purchase Agreement.

             3.3        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

             3.4        Amendments.  This Agreement may not be amended or modified, and no provision hereof may be waived, except in writing, and any such writing shall only be effective with respect to a Party who has executed such writing.  The failure of any of the Parties to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of that term or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

             3.5        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             3.6        Remedies.  The Parties acknowledge that there may be no adequate remedy at law if any Party fails to perform any of its obligations hereunder and that each Party may be irreparably harmed by any such failure, and accordingly agree that each Party, in addition to any other remedy that it may be entitled in law or in equity, shall be entitled to compel specific performance of the obligations of any other Party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any state thereof having jurisdiction.

             3.7        Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

             3.8        Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of Holder shall be enforceable to the fullest extent permitted by law.

             3.9        Entire Agreement.  This Agreement is intended by the Parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein or therein.  This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

[Signature Page Follows]

             IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ELECTRIC CITY CORP.,
a Delaware corporation

By:

Name: John Mitola

Title: CEO

NEWCOURT CAPITAL USA, INC.,
a Delaware corporation

By:

Name: Guy Piazza

Title: Managing Director

By:

Name: Karen Scowcroft

Title: Vice President